Exhibit 4.1

THC ESCROW CORPORATION

Indenture

Dated as of September 27, 2013

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
Trustee

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		Page

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.	Company’s Option to Effect Defeasance or Covenant Defeasance	101
SECTION 1402.	Defeasance and Discharge	101
SECTION 1403.	Covenant Defeasance	101
SECTION 1404.	Conditions to Defeasance or Covenant Defeasance	102
SECTION 1405.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	103
SECTION 1406.	Reinstatement	104

EXHIBITS

EXHIBIT A —	FORM OF NOTE
EXHIBIT B —	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C —	FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D —	FORM OF CERTIFICATE FROM TRANSFEREE
EXHIBIT E —	FORM OF NOTATION OF GUARANTEE
EXHIBIT F —	FORM OF SUPPLEMENTAL INDENTURE RELATED TO THE COMPLETION DATE
EXHIBIT G —	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY FUTURE SUBSIDIARY GUARANTORS
EXHIBIT H —	FORM OF EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

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Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section

§ 310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608
		610
§ 311	(a)	613
	(b)	613
§ 312	(a)	701
		702
	(b)	702
	(c)	702
§ 313	(a)	703
	(b)	703
	(c)	703
	(d)	703
§ 314	(a)	704
	(a)(4)	101
		1004
	(b)	1205
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	1205
	(e)	102
§ 315	(a)	601
	(b)	602
	(c)	601
	(d)	601
	(e)	514
§ 316	(a)	101
	(a)(1)(A)	502
		512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003

Trust Indenture Act Section		Indenture Section
§ 318	(a)	107

NOTE:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of September 27, 2013, between THC Escrow Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Escrow Issuer”), having its principal office at 6525 Morrison Blvd., Suite 318, Charlotte, NC 28211, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (herein called the “Trustee”).

RECITALS

The Escrow Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 6.00% Senior Secured Notes due 2020 (herein called the “Notes”).

If the Completion Date (as defined herein) occurs, Tenet Healthcare Corporation, a Nevada corporation (herein called the “Company”), will assume the obligations of the Escrow Issuer in respect of the Notes pursuant to a supplemental indenture in the form of Exhibit F hereto.

All things necessary to make this Indenture a valid agreement of the Escrow Issuer, in accordance with its terms, have been done and the execution and delivery of this Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.                                                           Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                 all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)                                 unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5)                                 the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Rule 144A.

“acceptable commitment” has the meaning specified in Section 1013.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Act of Required Stock Secured Debtholders” means, as to any matter at any time:

(1)                                 prior to the Discharge of First-Priority Stock Secured Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

(a)                                 the aggregate outstanding principal amount of First-Priority Stock Secured Debt (including outstanding letters of credit whether or not then available or drawn); and

(b)                                 other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute First-Priority Stock Secured Debt; and

(2)                                 at any time after the Discharge of First-Priority Stock Secured Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Stock Secured Debt representing the Required Junior Stock Secured Debtholders.

For purposes of this definition, (a) Stock Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement.  Any such Act of Required Stock Secured Debtholders shall be accompanied by a certificate signed by an authorized officer of each First-Priority Stock Lien Representative, in the case of clause (1) above, or of each Junior Stock Lien Representative, in the case of clause (2) above, certifying that such written direction is being delivered to the Collateral Trustee by the requisite number of holders for such written direction to constitute an Act of Required Stock Secured Debtholders, and the Collateral Trustee may rely conclusively on, and shall be fully protected in relying upon, such certificate in proceeding with any direction set forth in such Act of Required Stock Secured Debtholders.

“Additional Assets” means:

(1)                                 any property, plant or equipment or other assets or capital expenditures used in a Related Business or that replace the assets that were the subject of the Asset Disposition;

(2)                                 the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or

(3)                                 Capital Stock in any Person that at such time is a Subsidiary;

provided, however, that any such Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business or replaces the assets that were the subject of the Asset Disposition.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 202 hereof, as part of the same series as the Initial Notes; provided that such additional Notes shall be part of the same issue as, and be fungible with, the Initial Notes for U.S. federal income tax purposes.

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A to the Collateral Trust Agreement.

“Adjusted Treasury Rate” means, as obtained by the Company, with respect to any Redemption Date:

(1)                                 the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; or

(2)                                 if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date; or, in the case of a satisfaction and discharge or a defeasance, on the third Business Day prior to the date on which the Company deposits the amount required under the Indenture most nearly equal to the period from the Redemption Date to the Maturity Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, as determined by the Company, with respect to any Note on any Redemption Date, the greater of:

(1)                                 1.0% of the principal amount of the Note; or

(2)                                 the excess, if any, of (a) the present value at such Redemption Date of (i) the principal amount of such Note, plus (ii) all required interest payments due on the Note through October 1, 2020 (excluding accrued but unpaid interest and Special Interest, if any, to the applicable Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Disposition” means any sale, lease, transfer or other voluntary disposition (or series of related sales, leases, transfers or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)                                 any shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or one of its Subsidiaries);

(2)                                 all or substantially all the assets of any division or line of business of the Company or any of its Subsidiaries; or

(3)                                 any other assets of the Company or any of its Subsidiaries outside of the ordinary course of business of the Company or such Subsidiary other than, in the case of clauses (1), (2) and (3) above,

(A)                               a disposition by a Subsidiary to the Company or by the Company or any Subsidiary to a Subsidiary Guarantor or by any Subsidiary that is not a Subsidiary Guarantor to any Subsidiary;

(B)                               for purposes of this definition only, a disposition of all or substantially all of the Company’s assets in accordance with Section 801 of this Indenture or any disposition that constitutes a Change of Control;

(C)                               a disposition of assets with a fair market value of less than $75.0 million;

(D)                               a disposition of cash or cash equivalents (as set forth on the Company’s balance sheet in accordance with GAAP);

(E)                                the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(F)                                 a Hospital Swap;

(G)                               a disposition of property no longer used or useful in the conduct of the business of the Company and its Subsidiaries;

(H)                              a foreclosure on assets or transfer by reason of eminent domain;

(I)                                   a disposition of an account receivable in connection with the collection or compromise thereof;

(J)                                   a financing transaction with respect to property built or acquired by the Company or any of its Subsidiaries after the date of this Indenture, including Sale and Lease-Back Transactions, in any such case not prohibited by the Indenture;

(K)                              a disposition in the ordinary course of business by any Subsidiary engaged in the insurance business in order to provide insurance to the Company and its Subsidiaries;

(L)                                a disposition of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements;

(M)                            a disposition of Capital Stock in connection with ordinary course syndications of Subsidiaries or joint ventures owning or operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers, imaging centers or long-term care facilities in any transaction or series of related transactions with an aggregate fair market value of less than $100 0 million; and

(N)                               a disposition of Capital Stock or assets of a Subsidiary that does not own or operate a hospital or have any direct or indirect equity ownership interest in a Subsidiary that owns or operates a hospital.

“Asset Disposition Offer” has the meaning specified in Section 1103.

“Assumption” means the assumption of the Escrow Issuer’s obligations hereunder by the Company on the Completion Date, the delivery to the Trustee and the Collateral Trustee of each of the documents referred to on Exhibit A to the Escrow Agreement and the satisfaction of the conditions contained in the Escrow Agreement.

“Attributable Debt” when used in connection with a Sale and Lease-Back Transaction, means, as of the date of determination, (i) as to any capitalized lease obligations, the liability related thereto set forth on the consolidated balance sheet of the Company and (ii) as to any operating lease, the present value (discounted at the rate per annum equal to the rate of interest set forth or implicit in the term of the lease, as determined in good faith by the Board of Directors of the Company) of the total obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which an option to extend such lease has been exercised).

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate the Notes.

“Authentication Order” has the meaning specified in Section 202.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)                                 the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person;

(2)                                 the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 40% or more of the total voting power of the Company’s Voting Stock;

(3)                                 the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(A)                               the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving Person, and

(B)                               the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving Person immediately after such transaction as before the transaction; or

(4)                                 the first day on which a majority of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning specified in Section 1014.

“Change of Control Payment” has the meaning specified in Section 1014.

“Change of Control Payment Date” has the meaning specified in Section 1014.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” has the meaning specified in the Pledge Agreement and the other Stock Lien Security Documents.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of March 3, 2009, by and among the Company, the other Pledgors from time to time party thereto, the

Trustee, the other Secured Debt Representatives (as defined therein) from time to time party thereto and the Collateral Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including by that certain Collateral Trust Joinder executed and delivered by the Trustee to the Collateral Trustee on the date hereof.

“Collateral Trust Joinder” means (1) with respect to the provisions of the Collateral Trust Agreement relating to any additional Stock Secured Debt, an agreement substantially in the form of Exhibit B to the Collateral Trust Agreement and (2) with respect to the provisions of the Collateral Trust Agreement relating to the addition of additional Pledgors, an agreement substantially in the form of Exhibit C to the Collateral Trust Agreement.

“Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the Recitals of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Escrow Issuer (or, following the Completion Date, the Company) by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the applicable Redemption Date to October 1, 2020, provided, however, that if the period from the Redemption Date to October 1, 2020 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Completion Date” means the date, if any, on which the conditions set forth in Section 4(b) of the Escrow Agreement are satisfied and the Secured Notes Escrow Property is released to the Company in accordance with the Escrow Agreement.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) attributable to the Company’s shareholders of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of the Company and its Consolidated Subsidiaries (excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt issue costs and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries and in each case computed in accordance with GAAP.

“Consolidated Subsidiaries” means those Subsidiaries that are consolidated with the Company for financial reporting purposes.

“Consolidated Total Assets” means, as of any date of determination, after giving pro forma effect to any acquisition of assets on such date, the sum of the amounts that would appear on the consolidated balance sheet of the Company and its Consolidated Subsidiaries as the total assets of the Company and its Consolidated Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of this Indenture or (2) was nominated for election or elected to such Board of Directors with the approval of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the principal office of the Trustee in New York at which at any particular time its corporate trust business shall be administered, which at the date hereof is 400 South Hope Street, Suite 400, Los Angeles, California 90071.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1403.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 19, 2010, among the Company, the lenders and issuers party thereto, Citicorp USA, Inc., as administrative agent, Bank of America, N.A., as syndication agent, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC, Barclays Capital, GE Capital Markets, Inc. and The Bank of Nova Scotia, as joint book runners, and Wells Fargo Capital Finance, LLC, Barclays Bank plc, General Electric Capital Corporation and The Bank of Nova Scotia, as co-documentation agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other Debt (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means, with respect to any specified Person, any debt of such Person in respect of borrowed money, including Guarantees related thereto.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1402.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 205 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 203 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of the Indenture.

“Discharge of First-Priority Stock Secured Obligations” means the occurrence of all of the following:

(1)                                 termination or expiration of all commitments to extend credit that would constitute First-Priority Stock Secured Debt;

(2)                                 payment in full in cash of the principal of and interest and premium (if any) on all First-Priority Stock Secured Debt (other than any undrawn letters of credit);

(3)                                 discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable First-Priority Stock Lien Document) of all outstanding letters of credit constituting First-Priority Stock Secured Debt; and

(4)                                 payment in full in cash of all other First-Priority Stock Secured Obligations that are outstanding and unpaid at the time the First-Priority Stock Secured Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Domestic Hospital Subsidiary” means each of the Company’s current and future direct and indirect Subsidiaries organized in a jurisdiction in the United States that (i) owns or operates a hospital or (ii) has a direct or indirect equity ownership interest in a Subsidiary that owns or operates a hospital, other than, in each of the cases (i) and (ii), any such Subsidiary that is a non-wholly-owned Subsidiary if the organizational documents thereof or related joint venture or similar agreements, or applicable law, would (A) prohibit the pledge of the Capital Stock of such Subsidiary without the consent of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) or (B) upon the making of such pledge, trigger in favor of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) rights in respect of the Capital Stock of such Subsidiary.

“DTC” has the meaning specified in Section 203.

“EBITDA” means, for any period, (a) Consolidated Net Income for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income, but without duplication, (i) losses from discontinued operations, (ii) any provision for income taxes, (iii) any loss from the sale of facilities and long term investments, (iv) any net income attributable to noncontrolling interests, (v) Interest Expense, (vi) losses from extraordinary items or from the early extinguishment of debt, (vii) impairments of long-lived assets and goodwill and restructuring charges, (viii) depreciation and amortization expenses and (ix) stock based compensation expense minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) the cumulative effect (positive or negative, as the case may be) of changes in accounting principle, (ii) income from discontinued operations, (iii) any net credit for taxes, (iv) any income from the sale of facilities and long term investments, (v) any net loss attributable to noncontrolling interests and (vi) income from extraordinary items or from the early extinguishment of debt.

“Escrow Agent” means The Bank of New York Mellon Trust Company, N.A., as escrow agent, together with its successors in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means the Escrow and Security Agreement, dated as of September 27, 2013, by and among the Escrow Issuer, the Company, the Escrow Agent, the Trustee and the other parties thereto.

“Escrow Issuer” has the meaning assigned to it in the introductory paragraph hereto.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Exchange Notes” means the notes issued in the Exchange Offer pursuant to Section 205(f).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Secured Notes” means (i) all 6.25% Senior Secured Notes due 2018 issued prior to the date hereof pursuant to the Existing Secured Notes Indenture, as supplemented by that certain Fourteenth Supplemental Indenture, dated as of November 21, 2011, and as further supplemented by that Nineteenth Supplemental Indenture, dated as of May 15, 2013, by and among the Company, the Guarantors from time to time party thereto and the Trustee; (ii) all 4.75% Senior Secured Notes due 2020 issued prior to the date hereof pursuant to the Existing Secured Notes Indenture, as supplemented by that certain Fifteenth Supplemental Indenture, dated as of October 16, 2012, and as further supplemented by that certain Nineteenth Supplemental Indenture, dated as of May 15, 2013, by and among the Company, the Guarantors from time to time party thereto and the Trustee; (iii) all 4.50% Senior Secured Notes due 2021 issued prior to the date hereof pursuant to the Existing Secured Notes Indenture, as supplemented by that certain Seventeenth Supplemental Indenture, dated as of February 5, 2013, and as further supplemented by that certain Nineteenth Supplemental Indenture, dated as of May 15, 2013, by and among the Company, the Guarantors from time to time party thereto and the Trustee; and (iv) all 4.375% Senior Secured Notes due 2021 issued prior to the date hereof pursuant to the Existing Secured Notes Indenture, as supplemented by that certain Twentieth Supplemental Indenture, dated as of May 30, 2013, by and among the Company, the Guarantors from time to time party thereto and the Trustee.

“Existing Secured Notes Indenture” means the Indenture, dated as of November 6, 2001 by and between the Company and the Trustee.

“Expiration Date” has the meaning specified in Section 104.

“First-Priority Stock Lien” means a Lien granted by a Stock Lien Security Document to the Collateral Trustee, at any time, upon any property of the Company or any other Pledgor to secure First-Priority Stock Secured Obligations.

“First-Priority Stock Lien Documents” means the Note Documents and the indenture, credit agreement or other agreement pursuant to which any First-Priority Stock Secured Obligations are incurred and the Stock Lien Security Documents (other than any Stock Lien Security Documents that do not secure First-Priority Stock Secured Obligations).

“First-Priority Stock Lien Representative” means:

(1)                                 in the case of the Notes, the Trustee; or

(2)                                 in the case of any other Series of First-Priority Stock Secured Debt, the trustee, agent or representative of the holders of such Series of First-Priority Stock Secured Debt who maintains the transfer register for such Series of First-Priority Stock Secured Debt and (A) is appointed as a representative of the First-Priority Stock Secured Debt (for purposes related to the administration of the Stock Lien Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of First-Priority Stock Secured Debt and (B) has executed a Collateral Trust Joinder.

“First-Priority Stock Secured Debt” means:

(1)                                 the Existing Secured Notes;

(2)                                 the Initial Notes issued on the date hereof (including any related Exchange Notes); and

(3)                                 any other Debt (including Additional Notes) that is secured equally and ratably with the Notes by a First-Priority Stock Lien that was permitted to be incurred and so secured under each applicable Stock Secured Debt Document; provided, in the case of any Debt referred to in this clause (3), that:

(a)                                 on or before the date on which such Debt is incurred by the Company or any Subsidiary, such Debt is designated by the Company as “First-Priority Stock Secured Debt” for the purposes of the Stock Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a) of the Collateral Trust Agreement; provided, that no Obligation or Debt may be designated as both Junior Stock Secured Debt and First-Priority Stock Secured Debt;

(b)                                 the First-Priority Stock Lien Representative for such Debt executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b) of the Collateral Trust Agreement; and

(c)                                  all other requirements set forth in Section 3.8 of the Collateral Trust Agreement have been complied with.

“First-Priority Stock Secured Obligations” means the First-Priority Stock Secured Debt and all other Obligations in respect thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity (such as International Financial Reporting Standards) as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Global Note Legend” means the legend set forth in Section 205(g)(2) hereof, which is required to be placed on all Global Notes issued under the Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 201, 205(b)(3), 205(b)(4), 205(d)(2) or 205(f) hereof.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.

“Guarantors” means the Subsidiary Guarantors and any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Holder” means a holder of Notes.

“Hospital Swap” means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by the Company or one of its Subsidiaries for one or more hospitals and/or one or more Related Businesses, or for 100% of the Capital Stock of any Person owning or operating one or more hospitals and/or one or more Related Businesses; provided that cash does not exceed 30% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by the Company or such Subsidiary in such transaction.  Notwithstanding the foregoing, the Company and its Subsidiaries may consummate two Hospital Swaps in any 12-month period without regard to the requirements of the proviso in the previous sentence.

“incur” has the meaning specified in Section 1008.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Independent Investment Banker” means the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $1,800,000,000 aggregate principal amount of Notes issued under the Indenture on the date hereof.

“Interest Expense” means, for any period, the consolidated total interest expense of the Company and its Consolidated Subsidiaries for such period plus interest capitalized during such period in accordance with GAAP.

“Interest Payment Date”, when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Junior Stock Lien” means a Lien granted by a Stock Lien Security Document to the Collateral Trustee, at any time, upon any property of the Company or any other Pledgor to secure Junior Stock Secured Obligations.

“Junior Stock Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Series of Junior Stock Secured Debt and the Stock Lien Security Documents (other than any Stock Lien Security Documents that do not secure Junior Stock Secured Obligations).

“Junior Stock Lien Representative” means, in the case of any Series of Junior Stock Secured Debt, the trustee, agent or representative of the holders of such Series of Junior Stock Secured Debt who maintains the transfer register for such Series of Junior Stock Secured Debt and (A) is appointed as a Junior Stock Lien Representative (for purposes related to the administration of the Stock Lien Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Stock Secured Debt, together with its successors in such capacity and (B) has executed a Collateral Trust Joinder.

“Junior Stock Secured Debt” means any Debt that is secured by a Junior Stock Lien on the Collateral that was permitted to be incurred and so secured under each applicable Stock Secured Debt Document; provided, that in the case of any such Debt:

(1)                                 on or before the date on which such Debt is incurred by the Company or any Subsidiary, such Debt is designated by the Company as “Junior Stock Secured Debt” for the purposes of the Stock Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a) of the Collateral Trust Agreement; provided, that no Obligation or Debt may be designated as both Junior Stock Secured Debt and First-Priority Stock Secured Debt;

(2)                                 the Junior Stock Lien Representative for such Debt executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b) of the Collateral Trust Agreement; and

(3)                                 all other requirements set forth in Section 3.8 of the Collateral Trust Agreement have been complied with.

“Junior Stock Secured Obligations” means Junior Stock Secured Debt and all other Obligations in respect thereof.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Liens” means liens, mortgages, pledges, charges, security interests or other encumbrances.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means October 1, 2020.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)                                 all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)                                 all payments made on any debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)                                 all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Disposition;

(4)                                 the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiaries after such Asset Disposition; and

(5)                                 any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any of its Subsidiaries.

“Note Documents” means this Indenture, the Notes, the Note Guarantees and the Stock Lien Security Documents.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s Obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Note Register” means the register maintained at the Corporate Trust Office of the Trustee, and in any other office or agency of the Escrow Issuer and the Company in a Place of

Payment, in which, subject to such reasonable regulations as it may prescribe, the Escrow Issuer and the Company shall provide for the registration of Notes and of transfers of Notes.

“Note Registrar” means the Trustee as appointed for the purpose of registering Notes and transfers of Notes.

“Notes” has the meaning assigned to it under the caption “Recitals.” The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notice of Default” means a written notice of the kind specified in Section 501(4) or 501(5).

“Obligations” means any principal, interest, premium (if any), penalties, fees, indemnifications, reimbursements, damages, expenses and other liabilities payable under the documentation governing any Debt.

“Offer Amount” has the meaning specified in Section 1103.

“Offer Period” has the meaning specified in Section 1103.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company (or, prior to the Completion Date, the Escrow Issuer), and delivered to the Trustee.  One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company (or, prior to the Completion Date, the Escrow Issuer).

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Escrow Issuer and/or the Company, and who shall be acceptable to the Trustee.

“Other Secured Debt” has the meaning specified in Section 1008.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)                                 Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                                 Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Escrow Issuer or the Company) in trust or set aside and segregated in trust by the Escrow

Issuer or the Company (if the Escrow Issuer or the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)                                 Notes as to which Defeasance has been effected pursuant to Section 1402; and

(4)                                 Notes that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Escrow Issuer or the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Notes owned by the Escrow Issuer, the Company or any other obligor upon the Notes or any Affiliate of the Escrow Issuer, the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Escrow Issuer, the Company or any other obligor upon the Notes or any Affiliate of the Escrow Issuer, the Company or of such other obligor.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning specified in Section 203.

“Permitted Credit Agreement Debt” means Debt outstanding under the Credit Agreement in an aggregate principal amount not to exceed $1,000.0 million.

“Permitted Joint Venture Transaction” means a transaction or series of related transactions in which a Person who is not an Affiliate the Company acquires less than a majority of Capital Stock in an aggregate amount for each such transaction and any related transactions not to exceed $125 million in a Subsidiary; provided, that any sale, lease, transfer or other voluntary disposition (or series of related sales, leases, transfers or dispositions) of assets by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, shall comply with Section 1013 hereof.

“Permitted Prior Liens” means Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Stock Lien Security Documents.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Notes, means the place or places where the principal of and any premium and interest on the Notes are payable as specified.

“Pledge Agreement” means the Stock Pledge Agreement, dated as of March 3, 2009, among the Company, the other Pledgors from time to time party thereto and the Collateral Trustee, as amended by that certain First Amendment to Stock Pledge Agreement, dated as of May 8, 2009, among the Pledgors and the Collateral Trustee and that certain Second Amendment to Stock Pledge Agreement, dated as of June 15, 2009, among the Pledgors and the Collateral Trustee and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Pledgors” means the Company and any other Person (if any) that at any time provides collateral security for any Stock Secured Obligations.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in New York City.

“Private Placement Legend” means the legend set forth in Section 205(g)(1) hereof to be placed on all Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture.

“Proceeds” means any and all cash, securities and other property realized from collection, sale, foreclosure or enforcement of the Liens upon any Collateral (including distributions of Collateral in satisfaction of any Stock Secured Obligations) after payment of any applicable Permitted Prior Liens.

“Purchase Date” has the meaning specified in Section 1103.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means:

(1)                                 Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successor; provided that, if Merrill Lynch, Pierce, Fenner & Smith Incorporated ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer; and

(2)                                 any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registrar” has the meaning specified in Section 203.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement substantially in the form of Exhibit H hereto, to be dated as of the Completion Date among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, in each case relating to rights given by the Company to the purchasers of Notes to register such Notes under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Related Business” means a business affiliated or associated with a hospital or any business related or ancillary to the provision of health care services or information or the investment in, or the management, leasing or operation of, any of the foregoing.

“Required Junior Stock Secured Debtholders” means, at any time, the holders of more than 50% of the sum of:

(1)                                 the aggregate outstanding principal amount of Junior Stock Secured Debt (including outstanding letters of credit whether or not then available or drawn); and

(2)                                 other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Stock Secured Debt.

For purposes of this definition, (a) Junior Stock Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of Section 7.2 of the Collateral Trust Agreement.  Any written direction or consent from the Required Junior Stock Secured Debtholders shall be accompanied by a certificate signed by an authorized officer of each Junior Stock Lien Representative certifying that such written direction or consent is being delivered to the Collateral Trustee by the requisite number of holders to constitute the Required Junior Stock Secured Debtholders, and the Collateral Trustee may rely conclusively on, and shall be fully protected in relying upon, such certificate in proceeding with any such written direction or consent.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 903” means Rule 903 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 904” means Rule 904 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Sale and Lease-Back Transaction” means any arrangement with any Person (other than the Company or a Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary for a period of more than three years of any hospital that has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person (other than the Company or a Subsidiary), to which the funds have been or are to be advanced by such Person on the security of the leased property.

“Secured Debt” means Debt secured by a Lien upon the property or assets of the Company or any of its direct or indirect Subsidiaries.

“Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Secured Debt to (b) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date.  In the event that the Company or any of its Subsidiaries issues, incurs, creates, assumes, guarantees, redeems, retires or extinguishes any Secured Debt (other than Secured Debt incurred under any revolving credit facility unless such Secured Debt has been permanently repaid and has not been replaced) subsequent to the commencement of the period for which the Secured Debt Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Secured Debt Ratio is made (the “Calculation Date”), then the Secured Debt Ratio shall be calculated giving pro forma effect to such issuance, incurrence, creation, assumption, guarantee, redemption, retirement or extinguishment of Secured Debt, as if the same had occurred at the beginning of the applicable four-quarter period.  For purposes of making the computation referred to above, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that  have been made by the Company or any of its Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated Secured Debt obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If, since the beginning of such period, any Person that subsequently became a Subsidiary or was merged with or into the Company or any of its Subsidiaries since the beginning of such period shall have made any acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in accordance with Regulation S-X under the Securities Act of 1933, as amended, as determined in good faith by a responsible financial or accounting officer of the Company.  For purposes of making the computation referred to above, any Secured Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the amount of such Secured Debt outstanding on the Calculation Date.

“Secured Notes Escrow Property” has the meaning set forth in the Escrow Agreement.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Senior Debt” means with respect to any Person:

(1)                                 Debt of such Person, whether outstanding on the date of this Indenture or thereafter incurred; and

(2)                                 all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Debt described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Debt or other Obligations are subordinated in right of payment to the Notes or the Note Guarantee of such Person, as the case may be; provided, however, that Senior Debt shall not include:

(1)                                 any Obligation of such Person to the Company or any of its Subsidiaries;

(2)                                 any liability for U.S. federal, state, local or other taxes owed or owing by such Person;

(3)                                 any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)                                 any Debt or other Obligation of such Person which is subordinate or junior in any respect to any other Debt or other Obligation of such Person; or

(5)                                 that portion of any Debt which at the time of incurrence is incurred in violation of this Indenture.

“Series of First-Priority Stock Secured Debt” means, severally, the Notes, each series of Existing Secured Notes and each other issue or series of First-Priority Stock Secured Debt for which a single transfer register is maintained.

“Series of Junior Stock Secured Debt” means, severally, each issue or series of Junior Stock Secured Debt for which a single transfer register is maintained.

“Series of Stock Secured Debt” means, severally, each Series of First-Priority Stock Secured Debt and each Series of Junior Stock Secured Debt.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Special Interest” has the meaning set forth in the Registration Rights Agreement.

“Special Mandatory Redemption Date” means the third Business Day after the date on which any Special Mandatory Redemption Trigger Event has occurred.

“Special Mandatory Redemption Trigger Event” means any event referred to in clauses (i), (ii) or (iii) of Section 4(c) of the Escrow Agreement.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Stock Lien Security Documents” means the Collateral Trust Agreement, each Collateral Trust Joinder relating to Stock Secured Debt, and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Stock Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1 of the Collateral Trust Agreement.

“Stock Secured Debt” means First-Priority Stock Secured Debt and Junior Stock Secured Debt.

“Stock Secured Debt Documents” means the First-Priority Stock Lien Documents and the Junior Stock Lien Documents.

“Stock Secured Debt Representative” means each First-Priority Stock Lien Representative and each Junior Stock Lien Representative.

“Stock Secured Obligations” means First-Priority Stock Secured Obligations and Junior Stock Secured Obligations.

“Stock Secured Parties” means the holders of Stock Secured Obligations, the Stock Secured Debt Representatives on behalf of the holders of Stock Secured Obligations, and the Collateral Trustee.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the outstanding voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, managing members or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantors” means each of the Company’s current and future direct and indirect Subsidiaries organized in a jurisdiction in the United States that (i) owns or operates a hospital or (ii) has a direct or indirect equity ownership interest in a Subsidiary that owns or operates a hospital, other than, in each of the cases (i) and (ii), any such Subsidiary that is a non-wholly-owned Subsidiary if the organizational documents thereof or related joint venture or similar agreements, or applicable law, would (A) prohibit the Guarantee of the Notes without the consent of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) or (B) upon the making of such Guarantee, trigger in favor of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) rights in respect of the Capital Stock of such Subsidiary.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Government Obligation” has the meaning specified in Section 1404.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Vice President”, when used with respect to the Escrow Issuer, the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

SECTION 102.                                                           Compliance Certificates and Opinions.

Upon any application or request by the Escrow Issuer or the Company to the Trustee to take any action under any provision of this Indenture, the Escrow Issuer or the Company, respectively, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Escrow Issuer or the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include:

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.                                                           Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Escrow Issuer or the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Escrow Issuer or the Company stating that the information with respect to such factual matters is in the possession of the Escrow Issuer or the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.                                                           Acts of Holders; Record Dates.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Escrow Issuer or the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Escrow Issuer and the Company, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Escrow Issuer or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Company (or, prior to the Completion Date, the Escrow Issuer) may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company (or, prior to the Completion Date, the Escrow Issuer) may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If not set by the Company (or, prior to the Completion Date, the Escrow Issuer) prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.  Nothing in this paragraph shall be construed to prevent the Company (or, prior to the Completion Date, the Escrow Issuer) from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company (or, prior to the Completion Date, the Escrow Issuer), at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s (or, prior to the Completion Date, the Escrow Issuer’s) expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company (or, prior to the Completion Date, the Escrow Issuer) in writing and to each Holder of Notes in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 106, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105.                                                           Notices, Etc., to Trustee, Escrow Issuer and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Escrow Issuer or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or the Escrow Issuer or the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Escrow Issuer or the Company, respectively, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Escrow Issuer or the Company.

SECTION 106.                                                           Notice to Holders.

Any notice or communication by the Escrow Issuer, the Company, any Guarantor or the Trustee to the others is duly given if it writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Escrow Issuer, the Company and/or any Guarantor:

c/o Tenet Healthcare Corporation
1445 Ross Avenue, Suite 1400
Dallas, TX  75202
Facsimile No.:  (469) 893-8600
Attention:  General Counsel

With a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Facsimile No.:  (212) 351-4035
Attention:  Barbara Becker

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA 90071
Facsimile No.:  (213) 630-6298
Attention:  Corporate Trust Unit

The Escrow Issuer, the Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding whether such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in Section 313(c) of the Trust Indenture Act, to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Escrow Issuer or the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each agent at the same time.

SECTION 107.                                                           Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.                                                           Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.                                                           Successors and Assigns.

All covenants and agreements in this Indenture by the Escrow Issuer, the Company or any Guarantor shall bind its successors and assigns, whether so expressed or not.

SECTION 110.                                                           Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.                                                           Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.                                                           Governing Law; Submission to Jurisdiction.

This instrument shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.  The Escrow Issuer, the Company and each Guarantor hereby irrevocably submit to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SECTION 113.                                                           Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114.                                                           Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 115.                                                           Waiver of Jury Trial.

EACH OF THE ESCROW ISSUER, THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTE GUARANTEES, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 116.                                                           Force Majeure; No Consequential Damages.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 201.                                                           Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Escrow Issuer (and, if the Completion Date occurs, the Company) and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 205 hereof.

SECTION 202.                                                           Execution and Authentication.

At least one Officer must sign the Notes for the Escrow Issuer or the Company, as applicable, by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under the Indenture.

The Trustee will, upon receipt of a written order of the Escrow Issuer (or, following the Completion Date, the Company), signed by an Officer (an “Authentication Order”), authenticate the Notes for original issue that may be validly issued under the Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Escrow Issuer (or, following the Completion Date, the Company) pursuant to one or more Authentication Orders, except as provided in Section 306 of this Indenture.

The Trustee may appoint an Authenticating Agent acceptable to the Escrow Issuer (or, following the Completion Date, the Company) to authenticate Notes.  An Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Escrow Issuer (or, following the Completion Date, the Company).

SECTION 203.                                                           Registrar and Paying Agent.

The Escrow Issuer (and, following the Completion Date, the Company) will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Escrow Issuer (and, following the Completion Date, the Company) may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Escrow Issuer (and, following the Completion Date, the Company) may change any Paying Agent or Registrar without notice to any Holder.  The Escrow Issuer (and, following the Completion Date, the Company) will notify the Trustee in writing of the name and address of any agent not a party to this Indenture.  If the Escrow Issuer or the Company fails to appoint or maintain another entity as Registrar or Paying Agent as provided above, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Escrow Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Escrow Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes and the Trustee hereby agrees so to initially act.

SECTION 204.                                                           Paying Agent to Hold Money in Trust.

The Escrow Issuer (and, following the Completion Date, the Company) will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Escrow Issuer or the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Escrow Issuer (or, following the Completion Date, the Company) at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent will have no further liability for the money.

SECTION 205.                                                           Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Escrow Issuer (or, following the Completion Date, the Company) for Definitive Notes if:

(1)                                 the Escrow Issuer (or, following the Completion Date, the Company) delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Escrow Issuer (or, following the Completion Date, the Company) within 90 days after the date of such notice from the Depositary;

(2)                                 the Escrow Issuer (or, following the Completion Date, the Company) in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)                                 there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Such Definitive Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be in registered form only, without coupons.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 of this Indenture.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 205 or Section 304 or 306 of this Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 205(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 205(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 205(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 205(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 205(f) hereof, the requirements of this Section 205(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 205(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 205(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 205(b)(2) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(C)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (C) above at a time when an Unrestricted Global Note has not yet been issued, the Escrow Issuer (or, following the Completion Date, the Company) shall issue and, upon receipt of an Authentication Order in accordance with Section 202 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (C) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a

Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2) (a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Escrow Issuer, the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 205(h) hereof, and the Escrow Issuer (or, following the Completion Date, the Company) shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 205(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 205(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(C)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 205(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 205(h) hereof, and the Escrow Issuer (or, following the Completion Date, the Company) will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 205(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 205(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Escrow Issuer, the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(C)                               the Registrar receives the following:

(1)                                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                                 if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 205(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(C) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Escrow Issuer (or, following the Completion Date, the Company) will issue and, upon receipt of an Authentication Order in accordance with Section 202 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 205(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 205(e).

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               any such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(C)                               the Registrar receives the following:

(1)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                                 if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(D)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 202 hereof, the Trustee will authenticate:

(1)                                 one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)                                 Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Escrow Issuer or the Company, as applicable, will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE

EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 205 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.  The Escrow Issuer (or, following the Completion Date, the Company) may also provide a certificate to the Trustee instructing the Trustee that the Private Placement Legend no longer applies or issue one or more new Notes to the Trustee in replacement for all or part of the Notes with the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 205 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 205(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THC ESCROW CORPORATION (OR, FOLLOWING THE COMPLETION DATE (AS DEFINED IN THE INDENTURE), TENET HEALTHCARE CORPORATION).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR

OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 309.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Escrow Issuer (or, following the Completion Date, the Company) will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 202 hereof or at the Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Escrow Issuer (or, following the Completion Date, the Company) may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304, 906, 1013, 1014, 1103 and 1110 of this Indenture).

(3)                                 The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid Obligations of the Escrow Issuer (or, following the Completion Date, the Company) evidencing the same Debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar nor the Escrow Issuer (or, following the Completion Date, the Company) will be required:

(A)                               to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 1106 of this Indenture and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                               to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee and any agent, the Escrow Issuer (or, following the Completion Date, the Company) may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any agent, the Escrow Issuer or the Company shall be affected by notice to the contrary.

(7)                                 The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 202 hereof.

(8)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 205 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)                                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10)                          The Trustee, the Paying Agent and the Registrar shall have no responsibilities for any actions taken or not taken by the Depositary.

ARTICLE THREE

THE NOTES

SECTION 301.                                                           [Reserved].

SECTION 302.                                                           [Reserved].

SECTION 303.                                                           [Reserved].

SECTION 304.                                                           Temporary Notes.

Pending the preparation of definitive Notes, the Escrow Issuer (or, following the Completion Date, the Company) may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Escrow Issuer or the Company, as applicable, will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Escrow Issuer (or, following the Completion Date, the Company) in a Place of Payment, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Escrow Issuer (or, following the Completion Date, the Company) shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such tenor.

SECTION 305.                                                           [Reserved].

SECTION 306.                                                           Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Escrow Issuer (or, following the Completion Date, the Company) shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Escrow Issuer (or, following the Completion Date, the Company) and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them in their sole discretion to indemnify and defend and to save each of them and any agent of either of them harmless, then, in the absence of notice to the Escrow Issuer (or, following the Completion Date, the Company) or the Trustee that such Note has been acquired by a bona fide purchaser, the Escrow Issuer (or, following the Completion Date, the Company) shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Escrow Issuer (or, following the Completion Date, the Company) in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Escrow Issuer (or, following the Completion Date, the Company) may require the payment of a sum sufficient to cover any tax, assessment or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Escrow Issuer (or, following the Completion Date, the Company) whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.                                                           Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Escrow Issuer (or, following the Completion Date, the Company) at its election in each case, as provided in clause (1) or (2) below:

(1)                                 The Escrow Issuer (or, following the Completion Date, the Company) may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Escrow Issuer (or, following the Completion Date, the Company) shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Escrow Issuer (or, following the Completion Date, the Company) shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such

Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Escrow Issuer (or, following the Completion Date, the Company) of such Special Record Date and, in the name and at the expense of the Escrow Issuer (or, following the Completion Date, the Company), shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                 The Escrow Issuer (or, following the Completion Date, the Company) may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Escrow Issuer (or, following the Completion Date, the Company) to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 308.                                                           Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Escrow Issuer (or, following the Completion Date, the Company), the Trustee and any agent of the Escrow Issuer (or, following the Completion Date, the Company) or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Escrow Issuer (nor, following the Completion Date, the Company), the Trustee nor any agent of the Escrow Issuer (nor, following the Completion Date, the Company) or the Trustee shall be affected by notice to the contrary.

None of the Escrow Issuer (or, following the Completion Date, the Company), the Trustee or any agent of the Escrow Issuer (or, following the Completion Date, the Company) or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form, or for maintaining, supervising or reviewing any records relating to such beneficial interests.  Notwithstanding the foregoing, with respect to any Note in global form, nothing herein shall prevent the Escrow Issuer (or, following the Completion Date, the Company) or the Trustee, or any agent of the Escrow Issuer (or, following the Completion Date, the Company) or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary (or its nominee), as a Holder, with respect to such Note in global form or impair, as between such Depositary and owners of beneficial interest in such Note in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Note in global form.

SECTION 309.                                                           Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Escrow Issuer (or, following the Completion Date, the Company) may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Escrow Issuer (or, following the Completion Date, the Company) may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Escrow Issuer (or, following the Completion Date, the Company) has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures, unless directed otherwise by a Company Order; provided, however, that the Trustee shall not be required to destroy such cancelled Notes.

SECTION 310.                                                           Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.                                                           CUSIP Numbers.

The Escrow Issuer (or, following the Completion Date, the Company), in issuing Notes, may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Escrow Issuer (or, following the Completion Date, the Company) will promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.                                                           Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for in this Indenture), and the Trustee, at the expense of the Escrow Issuer (or, following the

Completion Date, the Company), shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)                                 either

(A)                               all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Escrow Issuer (or, following the Completion Date, the Company) and thereafter repaid to the Escrow Issuer (or, following the Completion Date, the Company) or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)                               all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Notes, and the Notes, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                                 the Escrow Issuer (or, following the Completion Date, the Company) has paid or caused to be paid all other sums payable hereunder by the Escrow Issuer (or, following the Completion Date, the Company); and

(3)                                 the Escrow Issuer (or, following the Completion Date, the Company) has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Escrow Issuer (or, following the Completion Date, the Company) to the Trustee under Section 607, the obligations of the Escrow Issuer (or, following the Completion Date, the Company) to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.                                                           Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Escrow Issuer (or, following the Completion Date, the Company) acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501.                                                           Events of Default.

“Event of Default”, wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                 default in the payment of any interest (including any Special Interest) upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)                                 default in the payment of the principal of (or premium, if any) on any Note at its Maturity; or

(3)                                 Reserved; or

(4)                                 default in the performance, or breach, of any covenant or warranty of the Escrow Issuer, the Company or any Guarantor in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Escrow Issuer (or, following the Completion Date, the Company) by the Trustee or to the Escrow Issuer (or, following the Completion Date, the Company) and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)                                 a default under any bond, debenture, note or other evidence of Debt by the Company or any Guarantor having an aggregate principal amount outstanding in excess of the greater of (i) $25,000,000 and (ii) 5% of Consolidated Net Tangible Assets, whether such Debt now exists or shall hereafter be created, which default shall constitute a failure to pay principal of such Debt when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Debt having been discharged, such failure to pay at maturity having been cured or paid or such default or acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Escrow Issuer (or, following the Completion Date, the Company) by the Trustee or to the Escrow Issuer (or, following the Completion Date, the Company) and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Escrow Issuer (or, following the Completion Date, the Company) or such Guarantor to cause such Debt to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602 of this Indenture, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Escrow Issuer and the Company, from any Holder, from the holder of any such Debt or from the trustee under any such mortgage, indenture or other instrument; or

(6)                                 the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Escrow Issuer, the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Escrow Issuer, the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Escrow Issuer, the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Escrow Issuer, the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7)                                 the commencement by the Escrow Issuer, the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Escrow Issuer, the Company, any Guarantor that is a Significant Subsidiary or any group of

Guarantors that, taken together, would constitute a Significant Subsidiary or of any substantial part of their respective properties, or the making by the Escrow Issuer, the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate, limited liability company or partnership action by the Escrow Issuer, the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary in furtherance of any such action; or

(8)                                 failure by the Escrow Issuer (or, following the Completion Date, the Company) to comply with the provisions of Sections 1013 and 1014 of this Indenture and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Escrow Issuer (or, following the Completion Date, the Company) by the Trustee or to the Escrow Issuer (or, following the Completion Date, the Company) and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”; or

(9)                                 with respect to any Collateral having a fair market value in excess of $25,000,000, (a) the security interest under the Pledge Agreement, at any time following the Completion Date, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture and the Pledge Agreement and any other Stock Lien Security Document; (b) following the Completion Date, any security interest created under the Pledge Agreement, such other Stock Lien Security Document relating to the Notes or the Indenture is declared invalid or unenforceable by a court of competent jurisdiction; or (c) following the Completion Date, the Company or any Subsidiary asserts, in any pleading in any court of competent jurisdiction, that any security interest created under the Pledge Agreement, such other Stock Lien Security Document relating to the Notes or the Indenture is invalid or unenforceable; or

(10)                          following the Completion Date, except as permitted by the Indenture or the Note Guarantees, the Note Guarantee of any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by the Escrow Issuer, the Company or any Guarantor not to be, in full force and effect and enforceable in accordance with its terms.

SECTION 502.                                                           Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(6) or 501(7)) with respect to Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Escrow Issuer and the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.  If an Event of Default specified in Section 501(6) or 501 (7) with respect to Notes at the time Outstanding occurs, the principal amount of all the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Escrow Issuer, the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)                                 the Escrow Issuer and the Company have paid or deposited with the Trustee a sum sufficient to pay

(A)                               all overdue interest on all Notes,

(B)                               the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

(C)                               to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)                                 all Events of Default with respect to Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

At the request of the Holders of a majority in principal amount of the Outstanding Notes following any declaration of the acceleration of the Notes pursuant to this Section 502 (which has not been rescinded) prior to the Completion Date, the Trustee may instruct the Escrow Agent to release the Secured Notes Escrow Property to the Trustee pursuant to the Escrow Agreement.

SECTION 503.                                                           Collection of Indebtedness and Suits for Enforcement by Trustee.

The Escrow Issuer (or, following the Completion Date, the Company) covenants that if

(1)                                 default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)                                 default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Escrow Issuer (or, following the Completion Date, the Company) will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.                                                           Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Escrow Issuer (or, following the Completion Date, the Company) (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505.                                                           Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 506.                                                           Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607; and

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.

SECTION 507.                                                           Limitation on Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(2)                                 the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                 such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                 no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508.                                                           Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.                                                           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Escrow Issuer (or, following the Completion Date, the Company), the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.                                                           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.                                                           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.                                                           Control by Holders.

The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that

(1)                                 such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)                                 the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 513.                                                           Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to its consequences, except a default

(1)                                 in the payment of the principal of (or premium, if any) or interest on any Note, or

(2)                                 in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.  Consents obtained in connection with a tender offer or exchange offer for Notes shall constitute valid consents under this Indenture.

SECTION 514.                                                           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the reasonable costs of such suit (including reasonable legal fees and expenses), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Escrow Issuer (or, following the Completion Date, the Company) or by the Trustee.

SECTION 515.                                                           Waiver of Usury, Stay or Extension Laws.

The Escrow Issuer (or, following the Completion Date, the Company) covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Escrow Issuer (or, following the Completion Date, the Company) (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.                                                           Certain Duties and Responsibilities.

(1)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2)                                 Except during the continuance of an Event of Default known to the Trustee:

(A)                               the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the Trust Indenture Act and the Trustee need perform only those duties that are specifically set forth in this Indenture or the Trust Indenture Act and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

(B)                               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provisions hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(3)                                 The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(A)                               this paragraph does not limit the effect of paragraph (2) of this Section;

(B)                               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(C)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512 hereof.

(4)                                 Whether or not therein expressly so provided every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), and (3) of this Section.

(5)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 602.                                                           Notice of Defaults.

If a default occurs hereunder with respect to Notes, the Trustee shall give the Holders of Notes notice of such default as and to the extent provided by the Trust Indenture Act.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

The Trustee shall not be charged with knowledge of any default or Event of Default under this Indenture unless (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default or (ii) the Trustee shall have received notice in writing of such default or Event of Default by the Escrow Issuer (or, following the Completion Date, the Company) or by the Holders of at least 25% in principal amount of the Outstanding Notes.

SECTION 603.                                                           Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)                                 the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                 any request or direction mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)                                 whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4)                                 the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Escrow Issuer (or, following the Completion Date, the Company), personally or by agent or attorney;

(7)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)                                 the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(9)                                 the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(10)                          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(11)                          the Trustee may request that the Escrow Issuer (or, following the Completion Date, the Company) deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 604.                                                           Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Escrow Issuer (or, following the Completion Date, the Company), and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Escrow Issuer (or, following the Completion Date, the Company) of the Notes or the proceeds thereof.

SECTION 605.                                                           May Hold Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Escrow Issuer (or, following the Completion Date, the Company), in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Escrow Issuer (or, following the Completion Date, the Company) with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

SECTION 606.                                                           Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Escrow Issuer (or, following the Completion Date, the Company).

SECTION 607.                                                           Compensation and Reimbursement.

The Escrow Issuer (or, following the Completion Date, the Company) agrees:

(1)                                 to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)                                 to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including taxes other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Escrow Issuer, the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 608.                                                           Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being (i) a trustee under this Indenture with respect to the Notes, (ii) a trustee under the Existing Notes Indenture or (iii) a trustee under any other indenture governing debt securities of the Escrow Issuer, the Company or any of its Subsidiaries.

SECTION 609.                                                           Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes, which may be Trustee hereunder for Notes.  Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the Borough of Manhattan, The City of New York.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.                                                           Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b)                                 The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Escrow Issuer (or, following the Completion Date, the Company).  If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Escrow Issuer (or, following the Completion Date, the Company), any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(c)                                  The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Escrow Issuer (or, following the Completion Date, the Company).  If the instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Escrow Issuer (or, following the Completion Date, the Company), any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(d)                                 If at any time:

(1)                                 the Trustee shall fail to comply with Section 608 after written request therefor by the Escrow Issuer (or, following the Completion Date, the Company) or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)                                 the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Escrow Issuer (or, following the Completion Date, the Company) or by any such Holder, or

(3)                                 the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Escrow Issuer (or, following the Completion Date, the Company) by a Board Resolution may remove the Trustee with respect to all Notes, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Escrow Issuer (or, following the Completion Date, the Company), by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 611.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Escrow Issuer (or, following the Completion Date, the Company) and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Escrow Issuer (or, following the Completion Date, the Company).  If no successor Trustee with respect to the Notes shall have been so appointed by the Escrow Issuer (or, following the Completion Date, the Company) or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(f)                                   The Escrow Issuer (or, following the Completion Date, the Company) shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 106.  Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

SECTION 611.                                                           Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Escrow Issuer (or, following the Completion Date, the Company) and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Escrow Issuer (or, following the Completion Date, the Company) or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Escrow Issuer (or, following the Completion Date, the Company), the retiring Trustee and each successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates; but, on request of the Escrow Issuer (or, following the Completion Date, the Company) or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Escrow Issuer (or, following the Completion Date, the Company) shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.                                                           Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 613.                                                           Preferential Collection of Claims Against Escrow Issuer and Company.

If and when the Trustee shall be or become a creditor of the Escrow Issuer (or, following the Completion Date, the Company) (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Escrow Issuer (or, following the Completion Date, the Company) (or any such other obligor).

SECTION 614.                                                           Appointment of Authenticating Agent.

(a)                                 The Trustee may appoint an Authenticating Agent or Agents with respect to Notes, which Authenticating Agent or Agents shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Escrow Issuer (or, following the Completion Date, the Company) and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b)                                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)                                  An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Escrow Issuer (or, following the Completion Date, the Company).  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Escrow Issuer (or, following the Completion Date, the Company).  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Escrow Issuer (or, following the Completion Date, the Company) and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Notes with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(d)                                 The Escrow Issuer (or, following the Completion Date, the Company) agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(e)                                  If an appointment with respect to one or more series is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

By	/s/ Teresa Petta
As Authenticating Agent

By	/s/ Teresa Petta
Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, ESCROW ISSUER AND COMPANY

SECTION 701.                                                           Company to Furnish Trustee Names and Addresses of Holders.

The Escrow Issuer (or, following the Completion Date, the Company) will furnish or cause to be furnished to the Trustee

(1)                                 semi-annually, not later than January 15 and July 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the preceding January 1 or July 1, as the case may be, and

(2)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Escrow Issuer (or, following the Completion Date, the Company) of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

SECTION 702.                                                           Preservation of Information; Communications to Holders.

(a)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar.  The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)                                 The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                  Every Holder of Notes, by receiving and holding the same, agrees with the Escrow Issuer (or, following the Completion Date, the Company) and the Trustee that neither the Escrow Issuer (or, following the Completion Date, the Company) nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.                                                           Reports by Trustee.

(a)                                 The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15th following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).

(b)                                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and with the Escrow Issuer (or, following the Completion Date, the Company).  The Escrow Issuer (or, following the Completion Date, the Company) will notify the Trustee when any Notes are listed on any stock exchange and of any delisting thereof.

SECTION 704.                                                           Reports by Escrow Issuer and Company.

Following the Completion Date, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.                                                           Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1)                                 either the Company shall be the surviving corporation of such consolidation or merger or the resultant or successor corporation shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed; and

(2)                                 immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

The Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.                                                           Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.                                                           Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Escrow Issuer (or, following the Completion Date, the Company), when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Escrow Issuer (or, following the Completion Date, the Company) and the assumption by any such successor of the covenants of the Escrow Issuer (or, following the Completion Date, the Company) herein and in the Notes (including on the Completion Date pursuant to the supplemental indenture substantially in the form attached as Exhibit F); or

(2)                                 to add to the covenants of the Escrow Issuer (or, following the Completion Date, the Company) for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Escrow Issuer (or, following the Completion Date, the Company); or

(3)                                 to add any additional Events of Default for the benefit of the Holders of all Notes; or

(4)                                 to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form; or

(5)                                 to add to, change or eliminate any of the provisions of this Indenture in respect of Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note Outstanding; or

(6)                                 to secure the Notes; or

(7)                                 to establish the form or terms of Notes as permitted by Section 201; or

(8)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(9)                                 to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to comply with any requirement of the Commission in order to effect qualification of this Indenture under the Trust Indenture Act in connection with the issuance of Exchange Notes or thereafter to maintain the qualification of this Indenture under the Trust Indenture Act; or

(10)                          to make any change that does not adversely affect the legal rights hereunder of any Holder of the Notes in any material respect; or

(11)                          to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (11) shall not adversely affect the interests of the Holders of Notes in any material respect.

SECTION 902.                                                           Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for such Notes), by Act of said Holders delivered to the Escrow Issuer (or, following the Completion Date, the Company) and the Trustee, the Escrow Issuer (or, following the Completion Date, the Company), when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

(1)                                 change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of a Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2)                                 reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)                                 modify any of the provisions of this Section, Section 513 or Section 1015, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1015, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8);

provided, further, without the consent of Holders of at least 75% in aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver may not modify the Pledge Agreement, any other Stock Lien Security Document relating to the Notes or any of the provisions of the Indenture dealing with the pledge or the application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with the Indenture, the Pledge Agreement or the applicable Stock Lien Security Document.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.                                                           Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.                                                           Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.                                                           Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.                                                           Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Escrow Issuer (or, following the Completion Date, the Company) shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Escrow Issuer (or, following the Completion Date, the Company) to any such supplemental indenture may be prepared and executed by the Escrow Issuer (or, following the Completion Date, the Company) and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE TEN

COVENANTS

SECTION 1001.                                                    Payment of Principal, Premium and Interest.

The Escrow Issuer (or, following the Completion Date, the Company) covenants and agrees for the benefit of Notes that it will duly and punctually pay the principal of and any premium and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 1002.                                                    Maintenance of Office or Agency.

The Escrow Issuer (or, following the Completion Date, the Company) will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Escrow Issuer (or, following the Completion Date, the Company) in respect of the Notes and this Indenture may be served.  The Escrow Issuer (or, following the Completion Date, the Company) will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Escrow Issuer (or, following the Completion Date, the Company) shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Escrow Issuer (or, following the Completion Date, the Company) hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Escrow Issuer (or, following the Completion Date, the Company) may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Escrow Issuer (or, following the Completion Date, the Company) of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes.  The Escrow Issuer (or, following the Completion Date, the Company) will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.                                                    Money for Notes Payments to Be Held in Trust.

If the Escrow Issuer (or, following the Completion Date, the Company) shall at any time act as its own Paying Agent with respect to any Notes, it will, on or before each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Escrow Issuer (or, following the Completion Date, the Company) shall have one or more Paying Agents for Notes, it will, prior to each due date of the principal of or any premium or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Escrow Issuer (or, following the Completion Date, the Company) will promptly notify the Trustee of its action or failure so to act.

The Escrow Issuer (or, following the Completion Date, the Company) will cause each Paying Agent for Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Escrow Issuer (or, following the Completion Date, the Company) (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Escrow Issuer (or, following the Completion Date, the Company) may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Escrow Issuer (or, following the Completion Date, the Company) or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Escrow Issuer (or, following the Completion Date, the Company) or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Escrow Issuer (or, following the Completion Date, the Company), in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for twelve months after such principal (and premium, if any) or interest has become due and payable shall be paid to the Escrow Issuer (or, following the Completion Date, the Company) on Company Request, or (if then held by the Escrow Issuer (or, following the Completion Date, the Company)) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Escrow Issuer (or, following the Completion

Date, the Company) for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Escrow Issuer (or, following the Completion Date, the Company) as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Escrow Issuer (or, following the Completion Date, the Company) cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Escrow Issuer (or, following the Completion Date, the Company).

SECTION 1004.                                                    Statement by Officers as to Default.

The Escrow Issuer (or, following the Completion Date, the Company) will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Escrow Issuer (or, following the Completion Date, the Company) is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Escrow Issuer (or, following the Completion Date, the Company) shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Escrow Issuer (or, following the Completion Date, the Company) shall deliver to the Trustee, forthwith upon any Officer becoming aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Escrow Issuer (or, following the Completion Date, the Company) proposes to take with respect thereto.

SECTION 1005.                                                    Existence.

Subject to Article Eight, the Escrow Issuer (or, following the Completion Date, the Company) will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Escrow Issuer (or, following the Completion Date, the Company) shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Escrow Issuer (or, following the Completion Date, the Company) and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006.                                                    Maintenance of Properties.

The Escrow Issuer (or, following the Completion Date, the Company) will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007.                                                    Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1008.                                                    Limitations on Liens.

The Company covenants and agrees that neither it nor any of its Subsidiaries will issue, incur, create, assume or guarantee (collectively, “incur”) any Debt secured by Liens upon property or assets (including the Collateral), unless at the time of and after giving effect to the incurrence of such Debt, the aggregate amount of all such Secured Debt (including the aggregate principal amount of Notes outstanding at such time) shall not exceed the greater of (x) $3.2 billion and (y) the amount which would cause the Secured Debt Ratio to exceed 4.0 to 1.0; provided that the aggregate amount of all such Debt secured by a Lien pari passu to the Lien securing the Notes (including the aggregate principal amount of Notes outstanding at such time) shall not exceed the greater of (a) $2.6 billion and (b) the amount which would cause the Secured Debt Ratio to exceed 3.0 to 1.0.  If any such Secured Debt (other than Permitted Credit Agreement Debt) is secured by property or assets other than the Collateral, the Notes shall be secured equally and ratably with, or prior to, such Debt; provided that up to $75 0 million in principal amount of such Secured Debt (“Other Secured Debt”) is not subject to the equal and ratable security requirement in this sentence.  To the extent that the Company or any of its Subsidiaries incurs any additional Debt permitted under this Section 1008 (other than Other Secured Debt) that is secured by a Lien pari passu to the Lien securing the Notes or junior Lien on any property or assets, such Liens shall be subject to the Collateral Trust Agreement.

The foregoing provisions shall not apply to:

(1)                                 Liens securing Permitted Credit Agreement Debt;

(2)                                 Liens in favor of the Company or a Domestic Hospital Subsidiary;

(3)                                 Liens existing on the date of this Indenture;

(4)                                 Liens in favor of a government or governmental entity that:

(a)                                 secure Debt that is guaranteed by the government or governmental entity, or

(b)                                 secure Debt incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity;

(5)                                 Liens arising in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954 (or any similar provision of law from time to time in effect); provided, that such Liens (i) are incurred within 90 days (or any longer period, not in excess of one year, as any such provision of law may from time to time permit) after the acquisition of the property or equipment subject to said Lien, (ii) do not extend to any other property or equipment, and (iii) are solely for the purpose of said transfer of tax benefits;

(6)                                 Liens created in substitution of or as replacements for any Liens permitted by clauses (1) to (5) set forth above, provided that the property encumbered by any substitute or replacement Lien is similar in nature and value to the property encumbered by the Lien that is being replaced, as determined in good faith by an Officer of the Company; and

(7)                                 Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (6) inclusive of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property).

SECTION 1009.                                                    Limitations on Sale and Lease-Back Transactions.

The Company covenants and agrees that neither it nor any of its Subsidiaries will enter into any Sale and Lease-Back Transaction with another Person, other than the Company or any Guarantor, unless:

(i)                                     the Company or such Subsidiary could incur the Attributable Debt in respect of such Sale and Lease-Back Transaction secured by a Lien on the property to be leased in compliance with Section 1008 hereof; and

(ii)                                  the Company complies with Section 1013 hereof.

Notwithstanding the foregoing, the Company and any of its Subsidiaries may enter into any Sale and Lease-Back Transaction, provided that the aggregate Attributable Debt in respect of all such Sale and Lease-Back Transactions does not exceed the greater of (x) $650.0 million and (y) 5% of Consolidated Total Assets.

SECTION 1010.                                                    Limitations on Issuances of Guarantees by Subsidiaries.

The Company will not permit any of its Subsidiaries to Guarantee any Debt of the Company, unless at the time of and after giving effect to the issuance of such Guarantee, the aggregate amount of all such guaranteed Debt (including the aggregate principal amount of Notes outstanding at such time) shall not exceed the greater of (x) $4.2 billion or (y) 5.0 times the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of determination; provided that, unless the Notes are secured by substantially all the property and assets (other than accounts receivable and cash) of the Guarantors, the aggregate amount of all such Debt guaranteed by Guarantees that are not subordinated to the Guarantees of the Notes (including the aggregate principal amount of Notes outstanding at such time) shall not exceed the greater of (a) $2.6 billion and (b) 3.0 times the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of determination.  The foregoing restriction will not prohibit the issuance of Guarantees by any of the Company’s Subsidiaries in respect of Permitted Credit Agreement Debt.  For purposes of the foregoing restriction, Debt and EBITDA shall be calculated on a pro forma basis consistent with the definition of “Secured Debt Ratio.”

SECTION 1011.                                                    Additional Note Guarantees.

Following the Completion Date, the Company shall cause each newly created or acquired direct or indirect Subsidiary organized in a jurisdiction in the United States that (i) owns or operates a hospital or (ii) has a direct or indirect equity interest in a Subsidiary that owns or operates a hospital, other than, in each of the cases (i) and (ii), any such Subsidiary that is a non-wholly-owned Subsidiary if the organizational documents thereof or related joint venture or similar agreements, or applicable law, would (A) prohibit the Guarantee of the Notes without the consent of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) or (B) upon the making of such Guarantee, trigger in favor of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) rights in respect of the Capital Stock of such Subsidiary, to execute and deliver to the Trustee a Note Guarantee pursuant to a supplemental indenture.  The form of such Note Guarantee is attached as Exhibit E hereto.

SECTION 1012.                                                    SEC Reports.

If at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue to file with the Commission for public availability within the time periods that would have been applicable if the Company were subject to such reporting requirements:

(1)                                 all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K shall include a report on the consolidated financial statements of the Company and its Consolidated Subsidiaries by the Company’s independent registered public accounting firm.

SECTION 1013.                                                    Asset Dispositions.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

(1)                                 the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition;

(2)                                 at least 75% of the consideration received in such Asset Disposition by the Company or such Subsidiary is in the form of cash or cash equivalents;

(3)                                 an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Subsidiary, as the case may be:

(A)                               to the extent the Company elects (or is required by the terms of any Debt), to prepay, repay, redeem or purchase Senior Debt of the Company or of a Guarantor or Debt of a Subsidiary that is not a Guarantor (in each case other than Debt owed to the Company or one of its Subsidiaries) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or

(B)                               to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(4)                                 to the extent of the balance of such Net Available Cash after application in accordance with clause (3)(A) or (3)(B) above, such balance is applied by the Company or such Subsidiary, as the case may be, to make an Asset Disposition Offer to the Holders of the Notes (and to holders of other First-Priority Stock Secured Debt) to purchase Notes (and such other First-Priority Stock Secured Debt) pursuant to and subject to the conditions contained in this Section and Section 1103 hereof;

provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (3)(A) or (4) above, the Company or such Subsidiary shall permanently retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, further, however, that, in the case of clause (3)(B) above, a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “acceptable commitment”); provided, further, that if any acceptable commitment is later canceled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall be applied pursuant to clause (4) above.

Notwithstanding the foregoing provisions of the preceding paragraph, the Company and such Subsidiaries will not be required to apply any Net Available Cash in accordance with the preceding paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions subject to the preceding paragraph which is not applied in accordance with the preceding paragraph exceeds $100.0 million.  Pending application of Net Available Cash pursuant to this Section 1013, such Net Available Cash may be used in any other manner not prohibited by the Indenture.

For purposes of this Section 1013, the following are deemed to be cash or cash equivalents:

(1)                                 the assumption or discharge of Debt or other liabilities of the Company or any Subsidiary and the release of the Company or such Subsidiary from all liability on such Debt or other liability in connection with such Asset Disposition;

(2)                                 securities or other obligations received by the Company or any Subsidiary from the transferee that are converted by the Company or such Subsidiary into cash within 180 days of the Asset Disposition, to the extent of the cash received in that conversion; and

(3)                                 Additional Assets.

In the event of an Asset Disposition that requires the purchase of Notes (and other First-Priority Stock Secured Debt), the Company will purchase Notes tendered pursuant to an Asset Disposition Offer by the Company for the Notes (and such other First-Priority Stock Secured Debt) at a purchase price of 100% of their principal amount (or, in the event such other First-Priority Stock Secured Debt was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest and Special Interest, if any (or, in respect of such other First-Priority Stock Secured Debt, such other price, not to exceed 100%, as may be provided for by the terms of such other First-Priority Stock Secured Debt), in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 1103 hereof.  If there remains a balance of Net Available Cash after purchasing all securities tendered, then such balance may be used in any manner not prohibited by the Indenture.  If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or any greater integral multiple of $1,000 in excess thereof.  The Company shall not be required to make such an Asset Disposition Offer to purchase Notes (and other First-Priority Stock Secured Debt) pursuant to this Section 1013 if the Net Available Cash available therefor is less than $100.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Asset Disposition Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).  Upon completion of such an Asset Disposition Offer, Net Available Cash will be deemed to be reduced by the aggregate amount of such Asset Disposition Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 1013.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 1103 hereof or this Section 1013, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 1103 hereof or this Section 1013 by virtue of such compliance.

SECTION 1014.                                                    Offer to Repurchase Upon Change of Control.

(a)                                 Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 1014 and that all Notes tendered will be accepted for payment;

(2)                                 the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date of such Change of Control (the “Change of Control Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1014, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1014 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Company will:

(1)                                 accept for payment all Notes or portions of Notes properly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note issued for surrendered but unpurchased Notes will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)                                  Notwithstanding anything to the contrary in this Section 1014, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1014 and purchases all Notes properly tendered and not validly withdrawn under the Change of Control Offer.

(d)                                 Notwithstanding anything to contrary in this Section 1014, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(e)                                  The Company may, with respect to the Notes, omit in any particular instance to comply with any term, provision or condition set forth in this Section 1014, if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.  No supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, modify any of the provisions of this Section 1014(e), except to increase the percentage required to waive compliance by the Company of the covenants referenced here, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 1014(e).

SECTION 1015.                                                    Activities of Escrow Issuer.

Prior to the Completion Date, the Escrow Issuer shall not engage in any material activities other than issuing the Notes and other debt securities referred to in the Escrow Agreement, performing its obligations in respect of the Indenture, the Notes, any agreements governing such other debt securities and the Escrow Agreement and redeeming the Notes and such other debt securities, if applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described above.

SECTION 1016.                                                    Applicability of Covenants to the Company and its Subsidiaries.

Prior to the Completion Date, the covenants set forth in this Article Ten and in Section 11.03 shall not apply to the Company and its Subsidiaries but, upon the occurrence of such Completion Date, such covenants shall be applicable to the Company and its Subsidiaries retroactive to the date of the Indenture except that no Note Guarantees shall be required to be provided prior to the Completion Date.

SECTION 1017.                                                    Waiver of Certain Covenants.

The Company may, with respect to the Notes, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 901(2) or 901(7) for the benefit of the Holders of such Notes or in any of Sections 1005 to 1015, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 1101.                                                   Optional Redemption.

(a)                                 At any time following the Completion Date, the Company, at its option, may redeem the Notes, in whole or in part, at any time, at a Redemption Price calculated by the

Company equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium as of the Redemption Date, plus accrued and unpaid interest thereon and Special Interest, if any, to, but not including, the Redemption Date.

(b)                                 Any redemption pursuant to this Section 1101 shall be made pursuant to the provisions of this Article Eleven.

(c)                                  The following provision shall apply with respect to the Notes (notwithstanding the first sentence of the first paragraph of Section 1106 of this Indenture, which shall be deemed modified and amended by the following):

SECTION 1102.                                                    Sinking Fund; Special Mandatory Redemption

(a)                                 The Company is not required to make mandatory sinking fund payments with respect to the Notes.

(b)                                 In the event that a Special Mandatory Redemption Trigger Event, the Escrow Issuer shall redeem all outstanding Notes on the Special Mandatory Redemption Date at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.  The Paying Agent shall promptly return to the Escrow Issuer any remaining funds received by the Paying Agent pursuant to the Escrow Agreement following redemption of the Notes.

SECTION 1103.                                                    Offer to Purchase by Application of Balance in Net Available Cash

In the event that, pursuant to Section 1013 hereof, the Company is required to commence an offer to all Holders of Notes (and to holders of other First-Priority Stock Secured Debt) to purchase Notes (and such other First-Priority Stock Secured Debt) (an “Asset Disposition Offer”), it will follow the procedures specified below.

The Asset Disposition Offer shall be made to all Holders of Notes and all holders of other First-Priority Stock Secured Debt.  The Asset Disposition Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply the Net Available Cash available for the Asset Disposition Offer (the “Offer Amount”) to the purchase of Notes and such other First-Priority Stock Secured Debt (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other First-Priority Stock Secured Debt tendered in response to the Asset Disposition Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

Upon the commencement of an Asset Disposition Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders and each of the holders of other First-Priority Stock Secured Debt.  The notice will contain all instructions and materials necessary to enable such holders to tender Notes and other First-Priority Stock Secured Debt pursuant to the Asset Disposition Offer.  The notice, which will govern the terms of the Asset Disposition Offer, will state:

(1)                                 that the Asset Disposition Offer is being made pursuant to this Section 1103 and Section 1013 hereof and the length of time the Asset Disposition Offer will remain open;

(2)                                 the Offer Amount, the purchase price and the Purchase Date;

(3)                                 that any Note not tendered or accepted for payment will continue to accrue interest;

(4)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest after the Purchase Date;

(5)                                 that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof;

(6)                                 that Holders electing to have Notes purchased pursuant to any Asset Disposition Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)                                 that holders of Notes and other First-Priority Stock Secured Debt will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note or other First-Priority Stock Secured Debt the holder delivered for purchase and a statement that such holder is withdrawing his election to have such Note or other First-Priority Stock Secured Debt purchased;

(8)                                 that, if the aggregate principal amount of Notes and other First-Priority Stock Secured Debt surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other First-Priority Stock Secured Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other First-Priority Stock Secured Debt surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9)                                 that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and other First-Priority Stock Secured Debt or portions thereof tendered pursuant to the Asset Disposition Offer, or if less than the Offer Amount has been tendered, all Notes and other First-Priority Stock Secured Debt tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 1103. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Disposition Offer on the Purchase Date.

Other than as specifically provided in this Section 1103, any purchase pursuant to this Section 1103 shall be made pursuant to the provisions of this Article Eleven.

SECTION 1104.                                                    [Reserved].

SECTION 1105.                                                    Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution for such Notes.  In case of any redemption at the election of the Company of the Notes (including any such redemption affecting only a single Note), the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Notes to be redeemed.

SECTION 1106.                                                    Selection by Trustee of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by lot or, in the case of any Global Notes, according to the applicable procedures of the Depositary; provided that Notes with a principal amount of $2,000 will not be redeemed in part, further provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.  If less than all the Notes are to be redeemed (unless such redemption affects only a single Note), the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption as aforesaid and, in case of any Notes selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part.  In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 1107.                                                    Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date (or, in the case of a redemption pursuant to Section 1102, prior to the Special Mandatory Redemption Date), to each Holder of Notes to be redeemed, at his address appearing in the Note Register.

All notices of redemption shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

(1)                                 the Redemption Date,

(2)                                 the Redemption Price,

(3)                                 if less than all the Outstanding Notes consisting of more than a single Note are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the particular Notes to be redeemed and, if less than all the Outstanding Notes consisting of a single Note are to be redeemed, the principal amount of the particular Note to be redeemed,

(4)                                 that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, unless the Company defaults in making such payment of the Redemption Price, that interest thereon will cease to accrue on and after said date,

(5)                                 the place or places where each such Note is to be surrendered for payment of the Redemption Price, and

(6)                                 that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 1108.                                                    Deposit of Redemption Price.

Prior to any Redemption Date, the Escrow Issuer (or, following the Completion Date, the Company) shall deposit with the Trustee or with a Paying Agent (or, if the Escrow Issuer (or, following the Completion Date, the Company) is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient (in the case of a redemption pursuant to Section 1102, when taken together with the amount of Secured Notes Escrow Property distributed to the Trustee pursuant to the Escrow Agreement) to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 1109.                                                    Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Escrow Issuer (or, following the Completion Date, the Company) shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Escrow Issuer (or, following the Completion Date, the Company) at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

SECTION 1110.                                                    Notes Redeemed in Part.

Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE TWELVE

COLLATERAL AND SECURITY

SECTION 1201.                                                    Equal and Ratable Sharing of Collateral by Holders of First-Priority Stock Secured Debt

(a)                                 Notwithstanding (i) anything to the contrary contained in the Stock Lien Security Documents; (ii) the time of incurrence of any Series of First-Priority Stock Secured Debt; (iii) the order or method of attachment or perfection of any Liens securing any Series of First-Priority Stock Secured Debt; (iv) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral; (v) the time of taking possession or control over any Collateral; (vi) that any First-Priority Stock Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (vii) the rules for determining priority under any law governing relative priorities of Liens:

(1)                                 all First-Priority Stock Liens granted at any time by the Company or any other Pledgor shall secure, equally and ratably, all present and future First-Priority Stock Secured Obligations; and

(2)                                 all Proceeds of all First-Priority Stock Liens granted at any time by the Company or any other Pledgor shall be allocated and distributed equally and ratably on account of the First-Priority Stock Secured Debt and other First-Priority Stock Secured Obligations.

The foregoing provision is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of First-Priority Stock Secured Obligations, each present and future First-Priority Stock Lien Representative and the Collateral Trustee as holder of First-Priority Stock Liens.  The First-Priority Stock Lien Representative of each future Series of First-Priority Stock Secured Debt shall be required to deliver a Collateral Trust Joinder to the Collateral Trustee at the time of incurrence of such Series of First-Priority Stock Secured Debt, and the Company shall promptly provide the Trustee with a copy of each such Collateral Trust Joinder; provided, however, that the failure to so deliver a copy of such Collateral Trust Joinder to the Trustee shall not affect the status of such future Debt as First-Priority Stock Secured Debt if the other requirements contained in the Collateral Trust Agreement in connection with the incurrence of additional Secured Debt are complied with.

(b)                                 As provided in the Collateral Trust Agreement, the Liens securing the Junior Stock Secured Obligations, if any, are subject and subordinate to the Liens securing the First-Priority Stock Secured Obligations.

(c)                                  The Notes (if the Completion Date occurs) will be, the Existing Secured Notes are, and any other First-Priority Stock Secured Debt permitted to be incurred after the date of this Indenture will be, secured by First-Priority Stock Liens on the Collateral, which consists of the Capital Stock of each of the Company’s Domestic Hospital Subsidiaries.  If the Completion Date occurs, to the extent that the Company or any of its Subsidiaries incurs any Debt (other than

Permitted Credit Agreement Debt) that is secured by a first priority or junior Lien on any property or assets of the Company or its Subsidiaries other than the Collateral, the Company will cause the Notes to be secured equally and ratably with, or prior to, such Debt and such Liens will be subject to the Collateral Trust Agreement; provided that the Other Secured Debt is not subject to the equal and ratable security requirement in this sentence.

SECTION 1202.                                                    Stock Lien Security Documents

If the Completion Date occurs, the due and punctual payment of the principal of and interest and Special Interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Special Interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under the Indenture and the Notes, according to the terms hereunder or thereunder, will be secured as provided in the Stock Lien Security Documents which the Company, the Pledgors and/or the Trustee have entered into or will enter into in connection with the execution of this Indenture.  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Stock Lien Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee to enter into the Stock Lien Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.  If the Completion Date occurs, the Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Stock Lien Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Stock Lien Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Stock Lien Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  If the Completion Date occurs, the Company will take, and will cause its Subsidiaries to take any and all actions reasonably required under applicable law to cause the Stock Lien Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders, superior to and prior to the rights of all third Persons (other than other holders of First-Priority Stock Secured Debt) and subject to no other Liens (other than Permitted Prior Liens).

Each Holder of the Notes, by acceptance of the Notes, hereby authorizes the Trustee and the Collateral Trustee, as applicable, on behalf of and for the benefit of the Holders, to be the agent for and representative of the Holders with respect to the Note Guarantees, the Collateral and the Stock Lien Security Documents.

Anything contained in any of the Note Documents to the contrary notwithstanding, each Holder hereby agrees that no Holder or the Trustee shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies of the Trustee hereunder may be exercised solely by the Trustee in accordance with the terms hereof and all powers, rights and remedies in respect of the Collateral under the Stock Lien Security Documents may be exercised solely by the Collateral Trustee and its agents.

SECTION 1203.                                                   Release of Security Interests

(a)                                 In accordance with the provisions of the Collateral Trust Agreement or as provided hereby, the Collateral Trustee’s Liens upon the Collateral will be released:

(1)                                 in whole, upon (A) payment in full and discharge of all outstanding Stock Secured Debt and all other Stock Secured Obligations that are outstanding, due and payable at the time all of the Stock Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Stock Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Stock Secured Debt Documents) of all outstanding letters of credit, if any, issued pursuant to any Stock Secured Debt Documents;

(2)                                 as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any other Pledgor (including by way of merger or consolidation) to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Guarantor in a transaction or other circumstance that does not violate Section 1013 hereof and is not prohibited by any of the other Stock Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 801 or Section 1304 hereof;

(3)                                 as to any Collateral constituting pledged Capital Stock of a Subsidiary of the Company, upon the sale or other disposition of any portion of such Collateral (including by way of merger or consolidation) in connection with a Permitted Joint Venture Transaction, but only with respect to the Capital Stock sold or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition violates Section 801 or Section 1304 hereof;

(4)                                 as to any Collateral constituting pledged Capital Stock of a Subsidiary of the Company, upon liquidation and dissolution of that Subsidiary in a transaction that is not prohibited by any of the Stock Secured Debt Documents;

(5)                                 as to any Collateral owned by a Guarantor, upon the release of that Guarantor from its Guarantee in accordance with the terms of the Stock Secured Debt Documents;

(6)                                 as to a release of any or all of the Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Stock Secured Debt at the time outstanding as provided for in the applicable Stock Secured Debt Documents and (B) the Company has delivered an Officers’

Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained; and

(7)                                 as otherwise permitted by the Indenture and each other Stock Secured Debt Document.

(b)                                 Following the Completion Date, with respect to the Notes, the Collateral Trustee’s First-Priority Stock Lien upon the Collateral will no longer secure the Notes outstanding under the Indenture or any other Obligations in respect of such Notes under the Indenture, and the right of the Holders of Notes and such Obligations to the benefits and Proceeds of the Collateral Trustee’s First-Priority Stock Lien on the Collateral will terminate and be discharged:

(1)                                 upon satisfaction and discharge of the Indenture as set forth under Article Four hereof;

(2)                                 upon a Defeasance or Covenant Defeasance of the Notes as set forth under Article Fourteen hereof;

(3)                                 upon payment in full and discharge of all Notes Outstanding under the Indenture and all Obligations in respect of such Notes that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or

(4)                                 in whole or in part, with the consent of the Holders of the requisite percentage of the Notes then outstanding in accordance with Article Nine of this Indenture.

In addition the Company shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the release of such First-Priority Stock Liens have been satisfied.

SECTION 1204.                                                    Additional First-Priority Stock Secured Debt

Subject to the provisions of the Indenture and the other Stock Lien Security Documents, the Company may incur additional First-Priority Stock Secured Debt by issuing Additional Notes under the Indenture or issuing or increasing any other Series of First-Priority Stock Secured Debt.  All additional First-Priority Stock Secured Debt will be pari passu with the Notes and will be secured by the Collateral equally and ratably with the Notes for as long as the Notes and the Note Guarantees are secured by the Collateral.  The additional First-Priority Stock Secured Debt will only be permitted to be secured by the Collateral if such Debt and the related Liens are permitted to be incurred under the Indenture, including Section 1008 hereof.

The Collateral Trust Agreement sets forth the procedures pursuant to which an additional series of Debt can become an additional Series of First-Priority Stock Secured Debt that is entitled to be secured equally and ratably with the Notes by the Liens on the Collateral granted to the Collateral Trustee.  The Indenture and all future First-Priority Stock Lien Documents will be required to provide that, notwithstanding (i) anything to the contrary contained in the Stock Lien Security Documents; (ii) the time of incurrence of any Series of First-Priority Stock Secured

Debt; (iii) the order or method of attachment or perfection of any Liens securing any Series of First-Priority Stock Secured Debt; (iv) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral; (v) the time of taking possession or control over any Collateral; (vi) that any First-Priority Stock Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (vii) the rules for determining priority under any law governing relative priorities of Liens:

(1)                                 all First-Priority Stock Liens granted at any time by the Company or any other Pledgor secure, equally and ratably, all present and future First-Priority Stock Secured Obligations; and

(2)                                 all Proceeds of all First-Priority Stock Liens granted at any time by the Company or any other Pledgor will be allocated and distributed equally and ratably on account of the First-Priority Stock Secured Debt and other First-Priority Stock Secured Obligations.

The First-Priority Stock Lien Representative of each future Series of First-Priority Stock Secured Debt shall be required to deliver a Collateral Trust Joinder to the Collateral Trustee at the time of incurrence of such Series of First-Priority Stock Secured Debt, and the Company shall promptly provide the Trustee with a copy of each such Collateral Trust Joinder; provided, however, that the failure to so deliver a copy of such Collateral Trust Joinder to the Trustee shall not affect the status of such future Debt as First-Priority Stock Secured Debt if the other requirements contained in the Collateral Trust Agreement in connection with the incurrence of additional Secured Debt are complied with.

The Company may also incur new or additional Junior Stock Secured Debt in accordance with the provisions of the Indenture and the Collateral Trust Agreement.

SECTION 1205.                                                    Compliance with Trust Indenture Act

The Company shall comply with the provisions of TIA § 314.  The Company shall deliver to the Trustee the Opinion of Counsel required in accordance with TIA § 314(b) by no later than May 30 of each year commencing May 30, 2013.

(a)                                 To the extent applicable, the Company shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Stock Lien Security Documents, to be complied with.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee.

(b)                                 Notwithstanding anything to the contrary in Section 1205(a), the Company shall not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to one or a series of released Collateral.

SECTION 1206.                                                    Collateral Trustee

(a)                                 The Company has appointed The Bank of New York Mellon Trust Company, N.A. to serve as the Collateral Trustee for the benefit of, among others (if the Completion Date occurs), the Holders of the Notes, the holders of the Existing Secured Notes and the holders of future Stock Secured Obligations.

(b)                                 The Collateral Trustee (directly or through co-trustees or agents) holds and will continue to hold, and is entitled to and will continue to be entitled to enforce, all Liens on the Collateral created by the Stock Lien Security Documents.

(c)                                  Except as provided in the Stock Lien Security Documents, the Collateral Trust Agreement or as directed by an Act of Required Stock Secured Debtholders, the Collateral Trustee is not nor will it be obligated:

(1)                                 to act upon directions purported to be delivered to it by any Person in respect of the Collateral;

(2)                                 to foreclose upon or otherwise enforce any Lien on the Collateral; or

(3)                                 to take any other action whatsoever with regard to any or all of the Stock Lien Security Documents, the Liens created thereby or the Collateral.

SECTION 1207.                                                    Further Assurances

(a)                                 If the Completion Date occurs, the Company and each of the other Pledgors will do or cause to be done all acts and things that may be required to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Stock Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Stock Secured Debt Documents.

(b)                                 If the Completion Date occurs, the Company and each of the Pledgors shall promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Stock Secured Debt Documents for the benefit of the holders of Stock Secured Obligations.

ARTICLE THIRTEEN

NOTE GUARANTEES

SECTION 1301.                                                    Guarantee

(a)                                 Subject to this Article Thirteen, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

(1)                                 the principal of, premium and Special Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their Obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(c)                                  If any Holder, the Trustee or the Collateral Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee, the Collateral Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the Maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five this Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Obligations as provided in Article Five of this Indenture, such Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

SECTION 1302.                                                    Limitation on Guarantor Liability

By its execution of this Indenture, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article Thirteen, result in the Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 1303.                                                    Execution and Delivery of Note Guarantee

To evidence its Note Guarantee set forth in Section 1301 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that a Note Guarantee will be executed on behalf of such Guarantor by one of its Officers.  However, the failure to attach such notation shall not affect the validity of any Note Guarantee.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 1301 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 1304.                                                    Guarantors May Consolidate, Etc., Only on Certain Terms

Except as otherwise provided in Section 1305 hereof, no Guarantor shall, and the Company will not permit any Guarantor to, consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and no Guarantor shall, and the Company will not permit any Guarantor to, permit any Person to consolidate with or merge into such Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to such Guarantor, unless:

(1)                                 subject to Section 1305 hereof, either such Guarantor shall be the surviving corporation of such consolidation or merger or the resultant or successor corporation shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Obligations of such Guarantor under the Indenture and such Guarantor’s Guarantee; and

(2)                                 immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, provided, however, that a Guarantor may consolidate with, or sell, convey or lease all or substantially all of its properties and assets to, or merge with or into, any other Person in connection with a Permitted Joint Venture Transaction.

The Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

SECTION 1305.                                                    Releases

(a)                                 Upon the full and final payment and performance of all Obligations under the Indenture with respect to the Notes, each Guarantor will be released and relieved of any Obligations under its Note Guarantee.

(b)                                 In the event of any sale or other disposition of all of the Capital Stock of any Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company in a transaction that is not prohibited by the Indenture, then such Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Cash from such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 1013 hereof.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 1013 hereof, the Trustee will execute any documents reasonably required and provided to it in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(c)                                  Upon the sale or other disposition of any portion of the Capital Stock of that Guarantor (including by way of merger or consolidation) in connection with a Permitted Joint Venture Transaction, but only if (i) the organizational documents thereof or related joint venture or similar agreements, or applicable law, would (A) prohibit such guarantee without the consent of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) or (B) such guarantee would trigger in favor of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) rights in respect of the Capital Stock of such Subsidiary, and (ii) such Subsidiary does not guarantee any other capital markets Debt; provided, however, that the preceding clause (ii) shall be deemed to be satisfied if such Subsidiary is no longer required to guarantee any capital markets Debt, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

(d)                                 Upon liquidation and dissolution of any Guarantor in a transaction that is not prohibited by this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

(e)                                  Upon Defeasance of the Notes in accordance with Article Fourteen hereof or satisfaction and discharge of the Indenture with respect to the Notes in accordance with Article Four of hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 1305 will remain liable for the full amount of principal of and interest and premium and Special Interest, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article Thirteen.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.                                                    Company’s Option to Effect Defeasance or Covenant Defeasance.

Following the Completion Date, the Company may elect, at its option at any time, to have Section 1402 or Section 1403 applied to any Notes, as the case may be, upon compliance with the conditions set forth below in this Article.  Any such election shall be evidenced by a Board Resolution for such Notes.

SECTION 1402.                                                    Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section 1402 applied to the Notes, the Company and each of the Guarantors shall be deemed to have been discharged from their Obligations with respect to the Notes and the Note Guarantees as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Defeasance”).  For this purpose, such Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Debt represented by the Notes (including the Note Guarantees) and to have satisfied all their other Obligations under the Notes, the Note Guarantees and the Indenture insofar as the Notes and the Note Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments provided to it acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:  (1) the rights of Holders of the Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest and Special Interest, if any, on the Notes when payments are due, (2) the Company’s Obligations with respect to the Notes under Sections 205, 304, 306, 1002 and 1003 of this Indenture, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article.  Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 1403 applied to such Notes.

SECTION 1403.                                                    Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to the Notes, (1) the Company shall be released from its Obligations under Sections 1006 through 1014, inclusive, and any covenants provided pursuant to Section 901(2) or 901(7) for the benefit of the Holders of the Notes and (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Sections 1006 through 1014, inclusive, and any such covenants provided pursuant to Sections 901(2) and 901(7)) and 501(5) and 501(8) shall be deemed not to be or result in an Event of Default, in each case with respect to the Notes and Note Guarantees as provided in this Section 1403 on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that, with respect to the Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of

Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Notes and Notes Guarantees shall be unaffected thereby.

SECTION 1404.                                                    Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1402 or Section 1403 to the Notes:

(1)                                 The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 of this Indenture and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of the Notes, (A) money (in U.S. dollars which shall not be invested) in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest and Special Interest, if any, on such Notes on the Maturity Date, in accordance with the terms of the Indenture and the Notes.  As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)                                 In the event of an election to have Section 1402 apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)                                 In the event of an election to have Section 1403 apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)                                 The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(5)                                 No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6)                                 Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act).

(7)                                 Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

(8)                                 Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9)                                 The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1405.                                                   Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1406, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1404 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

SECTION 1406.                                                    Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Section 1402 or 1403 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1405 with respect to such Notes in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the day and year first above written.

THC ESCROW CORPORATION

By:	/s/ Karla L. Boyd
	Name:	Karla L. Boyd
	Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

S-1

EXHIBIT A
To Indenture

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/CINS [                     ]

6.00% Senior Secured Notes due 2020

No.[ ]	$ [ ]

THC ESCROW CORPORATION
(or, if the Completion Date occurs,
TENET HEALTHCARE CORPORATION)

promises to pay to [ ] or registered assigns,

the principal sum of [	] DOLLARS on October 1, 2020.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated: [ ], 20[ ]

THC ESCROW CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[Back of Note]
6.00% Senior Secured Notes due 2020

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  The Escrow Issuer (or, if the Completion Date occurs, the Company) promises to pay interest on the principal amount of this Note at 6.00% per annum from [            ], 20[  ] until October 1, 2020 (“Maturity”) and shall pay the Special Interest, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below.  The Escrow Issuer (or, if the Completion Date occurs, the Company) will pay interest and Special Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [            ], 20[  ].  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                 METHOD OF PAYMENT.  The Escrow Issuer (or, if the Completion Date occurs, the Company) will pay interest on the Notes and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date.  The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Escrow Issuer (or, if the Completion Date occurs, the Company) maintained for such purpose within the City and State of New York, or, at the option of the Escrow Issuer (or, if the Completion Date occurs, the Company), payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Escrow Issuer (or, if the Completion Date occurs, the Company) or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Until otherwise designated by the Escrow Issuer (or, if the Completion Date occurs, the Company), the office or agency of the Escrow Issuer (or, if the Completion Date occurs, the Company) in New York will be the office of the Trustee maintained for such purpose.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, the corporate trust department of The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Escrow Issuer (or, if the Completion Date occurs, the Company) may change any Paying Agent or Registrar without notice to any Holder.  The Escrow Issuer (or, if the Completion Date occurs, the Company) or any of its Subsidiaries may act in any such capacity.

(4)                                 INDENTURE AND SECURITY DOCUMENTS.  The Escrow Issuer issued the Notes under an Indenture, dated as of September 27, 2013, between the Escrow Issuer and the Trustee (the “Indenture”).  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  If the Completion Date has occurred, the Notes are secured Obligations of the Company.  If the Completion Date has occurred, the Notes are secured by a pledge of the Collateral pursuant to the Stock Lien Security Documents referred to in the Indenture.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION.  The Company, at its option, may redeem the Notes, in whole or in part, at any time, at a Redemption Price calculated by us equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the Redemption Date, plus accrued and unpaid interest thereon, and Special Interest, if any, to, but not including, the Redemption Date.

(6)                                 SPECIAL MANDATORY REDEMPTION.  In the event that a Special Mandatory Trigger Event occurs, the Escrow Issuer will be required to redeem all outstanding Notes on the Special Mandatory Redemption Date at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.

(7)                                 REPURCHASE AT THE OPTION OF HOLDER.

(a)                                 Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                                 In the event of an Asset Disposition that requires the purchase of Notes (and other First-Priority Stock Secured Debt), the Company will purchase Notes tendered pursuant to an offer (an “Asset Disposition Offer”) by the Company for the Notes (and such other First-Priority Stock Secured Debt) at a purchase price of 100% of their principal amount (or, in the event such other First-Priority Stock Secured Debt was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest and Special Interest, if any (or, in respect of such other First-Priority Stock Secured Debt, such other price, not to exceed 100%, as may be provided for by the terms of such other First-Priority Stock Secured Debt), in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 1103 of this Indenture.  If there remains a balance of Net Available Cash after purchasing all securities tendered, then such balance may be used in any manner not prohibited by the Indenture.  If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or any greater integral multiple of $1,000 in excess thereof.  Notwithstanding the foregoing, the Company shall not be required to make such an Asset Disposition Offer to purchase Notes (and other First-Priority Stock Secured Debt) if the Net Available Cash available therefor is less than $100 0 million (which lesser amount shall be carried forward for purposes of determining whether such an Asset Disposition Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).  Upon completion of such an Asset Disposition Offer, Net Available Cash will be deemed to be reduced by the aggregate amount of such Asset Disposition Offer.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)                                 NOTICE OF REDEMPTION.  Notice of redemption pursuant to paragraph 5 above will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Escrow Issuer (or, if the Completion Date occurs, the Company) may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Escrow Issuer (or, if the Completion Date occurs, the Company) need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Escrow Issuer (or, if the Completion Date occurs, the Company) need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)                          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Escrow Issuer’s, the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

(12)                          EVENTS OF DEFAULT AND REMEDIES.  Events of Default include:  (i) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable at Maturity; (iii) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes, if any, then outstanding to comply with Section 1013 or 1014 of this Indenture; (iv) failure by the Company or any Guarantor for 90 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes, if any, then outstanding to comply with the covenants or warranties in the Indenture; (v) default under certain other agreements relating to Debt of the Company or any Guarantor which default results in the acceleration of such Debt prior to its express maturity; (vi) certain events of bankruptcy or insolvency with respect to the Escrow Issuer, the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; (vii) following the Completion Date with respect to Collateral having a fair market value in excess of $25.0 million, the security interest created under the Pledge Agreement, any other Stock Lien Security Document or the Indenture is held in any judicial proceeding to be unenforceable or invalid or the security interest in the Pledge Agreement ceases for any reason to be in full force and effect for any reason other than in accordance with the terms of the Indenture and the Pledge Agreement and any other Stock Lien Security Document or the Company or any Subsidiary asserts, in any pleading in a judicial proceeding, that any security interest created under the Pledge Agreement, any other Stock Lien Security Document or the Indenture is invalid or unenforceable; and (viii) except as permitted by the Indenture or the Note Guarantees, any Note Guarantee of any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary ceases for any reason to be in full force and effect and enforceable or the Company or any Guarantor denies or disaffirms the Guarantor’s obligations under such Guarantor’s Note Guarantee.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Event of Default (except an Event of Default relating to the payment of principal or interest or premium or Special Interest, if any) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Event of Default and its consequences under the Indenture except a continuing Event of Default in the payment of interest or premium or Special Interest, if any, on, or the principal of, the Notes.  The Escrow Issuer (or, if the Completion Date occurs, the Company) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Escrow Issuer (or, if the Completion Date occurs, the Company) is required, upon becoming aware of any Event of Default, to deliver to the Trustee a statement specifying such Event of Default.

(13)                          TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Escrow Issuer (or, if the Completion Date occurs, the Company) or its Affiliates, and may otherwise deal with the Escrow Issuer (or, if the Completion Date occurs, the Company) or its Affiliates, as if it were not the Trustee.

(14)                          NO RECOURSE AGAINST OTHERS.  A director, officer, employee, incorporator or stockholder of the Escrow Issuer, the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Escrow Issuer, the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)                          ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Exchange and Registration Rights Agreement to be dated as of the Completion Date, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)                          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Escrow Issuer (or, following the Completion Date, the Company) will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Tenet Healthcare Corporation
1445 Ross Avenue, Suite 1400
Dallas, TX  75202
Attention:  Investor Relations

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Escrow Issuer (or, following the Completion Date, the Company).  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee(1):

(1)                                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 1014 or 1015 of the Indenture, check the appropriate box below:

☐ Section 1014	☐ Section 1015

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1014 or Section 1015 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee(2):

(2)                                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note(3)

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

(3)                                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B
To Indenture

FORM OF CERTIFICATE OF TRANSFER

[THC Escrow Corporation]
[c/o] Tenet Healthcare Corporation
1445 Ross Avenue, Suite 1400
Dallas, TX  75202
Attention:  Investor Relations

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA  90071
Attention:  Corporate Unit

Re:                             6.00% Senior Secured Notes Due 2020

Reference is hereby made to the Indenture, dated as of September 27, 2013, between THC Escrow Corporation, as issuer (the “Escrow Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[               ], (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[                 ] in such Note[s] or interests (the “Transfer”), to [              ] (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐  Check if Transferee will take delivery of a beneficial interest in the  Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the

Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐  Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b)                                 ☐  such Transfer is being effected to the Escrow Issuer, the Company or a Subsidiary thereof;

OR

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

OR

(d)                                 ☐  such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the

Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.                                      ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Escrow Issuer (or, following the Completion Date, the Company).

[Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐  a beneficial interest in the.

(i)                                     ☐  144A Global Note (CUSIP                       ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP                       ), or

(b)                                 ☐  a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐  a beneficial interest in the:

(i)                                     ☐  144A Global Note (CUSIP                       ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP                       ), or

(iii)                               ☐  Unrestricted Global Note (CUSIP                       ); or

(b)                                 ☐  a Restricted Definitive Note; or

(c)                                  ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C
To Indenture

FORM OF CERTIFICATE OF EXCHANGE

[THC Escrow Corporation]
[c/o] Tenet Healthcare Corporation
1445 Ross Avenue, Suite 1400
Dallas, TX  75202
Attention:  Investor Relations

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA  90071
Attention:  Corporate Unit

Re:  6.00% Senior Secured Notes Due 2020

(CUSIP                  )

Reference is hereby made to the Indenture, dated as of September 27, 2013, between THC Escrow Corporation, as issuer (the “Escrow Issuer”), and The Bank of New York Mellon Trust Company, N.A., trustee (the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[                          ], (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $[  ] in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such

Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Escrow Issuer (or, following the Completion Date, the Company).

[Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D
To Indenture

FORM OF CERTIFICATE FROM TRANSFEREE

[THC Escrow Corporation]
[c/o] Tenet Healthcare Corporation
1445 Ross Avenue, Suite 1400
Dallas, TX  75202
Attention:  Investor Relations

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA  90071
Attention:  Corporate Unit

Re:  6.00% Senior Secured Notes Due 2020

Reference is hereby made to the Indenture, dated as of September 27, 2013, between THC Escrow Corporation, as issuer (the “Escrow Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $[      ] aggregate principal amount of:

(a)                                 ☐  a beneficial interest in a Global Note, or

(b)                                 ☐  a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Escrow Issuer or the Company; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a Person that we reasonably believe is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); (D) in an offshore transaction

D-1

complying with Rule 903 or Rule 904 of Regulation S under the Securities Act; or (E) under any other available exemption from the registration requirements of the Securities Act.

3.                                      We understand that, prior to any transfer of the Notes pursuant to clause (E) of paragraph 2, we will be required to furnish to the Escrow Issuer (or, following the Completion Date, the Company) such legal opinions as the Escrow Issuer (or, following the Completion Date, the Company) may require and may rely upon to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.  We understand that we may also be required to furnish to you and the Escrow Issuer (or, following the Completion Date, the Company) such certifications and other information as you or the Escrow Issuer (or, following the Completion Date, the Company) may require and may rely upon to confirm that any transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

4.                                      We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are not acquiring the Notes with a view towards any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.  We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and on behalf of which we have the full power to make the foregoing acknowledgments, representations and agreements.

You and the Escrow Issuer (or, following the Completion Date, the Company) are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  We understand that you and the Escrow Issuer (or, following the Completion Date, the Company) and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agree that, if any of the foregoing acknowledgments, representations and agreements is no longer accurate, we will promptly notify you and the Escrow Issuer (or, following the Completion Date, the Company) of such inaccuracy.

[Name of Transferor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E
To Indenture

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of September 27, 2013, between THC Escrow Corporation, as issuer (the “Escrow Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (as supplemented, including by a supplemental indenture dated [                ], 201[ ] between Tenet Healthcare Corporation (the “Company”) and the Trustee, the “Indenture”), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on, the Notes, whether at Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F
To Indenture

[FORM OF SUPPLEMENTAL INDENTURE
RELATED TO THE COMPLETION DATE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [            ], 201[  ], among Tenet Healthcare Corporation, a Nevada corporation (the “Company”), the subsidiaries of the Company set forth on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, THC Escrow Corporation (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of September 27, 2013, providing for the issuance of the Escrow Issuer’s 6.00% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      AGREEMENT TO ASSUME OBLIGATIONS.  The Company hereby agrees to unconditionally assume the Escrow Issuer’s Obligations under the Notes (including, without limitation, Obligations in respect of principal and interest (including accrued interest prior to the date hereof) on the Notes) and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture and the Notes applicable to the Company following the Completion Date pursuant to the terms of the Indenture and the Notes and to perform all of the obligations and agreements of the Company under the Indenture and the Notes.

3.                                      AGREEMENT TO GUARANTEE.  The Guarantors hereby agree, jointly and severally, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Thirteen of the Indenture.

4.                                      NOTICES.  All notices or other communications to the Company shall be given as provided in Section 1.05 of the Indenture.

5.                                      RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.                                      RELEASE OF OBLIGATIONS OF THE ESCROW ISSUER.  Upon execution of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Escrow Issuer is released and discharged from all obligations under the Indenture and the Notes.

7.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not effect the construction thereof.

10.                               THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TENET HEALTHCARE CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

EXHIBIT G
To Indenture

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                            ], 20[ ], among [                            ] (the “Guaranteeing Subsidiary”), a subsidiary of Tenet Healthcare Corporation (or its permitted successor), a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee a supplemental indenture, dated as of [   ], 201[ ], pursuant to which the Company agreed to unconditionally assume the Escrow Issuer’s Obligations under the indenture, dated as of September 27, 2013, between the Escrow Issuer and the Trustee (the “Indenture”), providing for the initial issuance of 6.00% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Thirteen of the Indenture.

4.                                      NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: [ ], 20[ ]
[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

TENET HEALTHCARE CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Name:
Title:

EXHIBIT H
To Indenture

[FORM OF EXCHANGE AND
REGISTRATION RIGHTS AGREEMENT]

[See attached]

H-1